Cognizant and Talcott Proprietary and Confidential and Privileged

MASTER SERVICES AGREEMENT
Between
TALCOTT RESOLUTION
and
COGNIZANT WORLDWIDE LIMITED

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Master SERVICES AGREEMENT
This Master Services Agreement (this “MSA”), dated as of September 1, 2019, is made by and between Talcott Resolution Life Insurance Company, a Connecticut corporation, with its principal office located at 1 Griffin Road North, Windsor, CT 06095 (“Talcott”) Talcott, and Cognizant Worldwide Limited, a United Kingdom limited liability company with its principal office located at 1 Kingdom Street, Paddington Central, London, United Kingdom W2 6BD (“Cognizant Worldwide”). In addition, Cognizant Technology Solutions U.S. Corporation (“CTS US”) shall execute this MSA solely for the purpose of enabling and authorizing CTS US to enter into Statements of Work (as defined below) together with Cognizant Worldwide, whereby CTS US shall provide the applicable local Services and Deliverables within the United States of America under such Statements of Work as provided in Section 2 (Structure of Agreement).
RECITALS
A.    Cognizant Worldwide and its Affiliates are in the business of providing services in the following delivery models (i) business process outsourcing services (“BPO”), (ii) business process as a services (“BPaaS”), (iii) information technology outsourcing services (“ITO”) and (iv) application development and maintenance services (“ADM” and, collectively with BPO, BPaaS and ITO, the “MSA Eligible Services”); and
B.    Talcott has chosen to engage Cognizant Worldwide and/or its Affiliates to provide one or more of the MSA Eligible Services, as may be documented from time to time in separate Statements of Work (as defined below); and
C.    Talcott and Cognizant Worldwide desire to establish a mechanism for the execution of such Statements of Work and agree upon standard provisions that will govern each such Statement of Work.
Accordingly, intending to be legally bound, Cognizant Worldwide and Talcott agree as follows:
1.DEFINITIONS AND CONSTRUCTION
a.Definitions. Definitions of certain capitalized terms used in this Agreement are contained in Exhibit A (Definitions). Other capitalized terms used in this Agreement are defined in place.
b.Incorporation of Exhibits and Attachments. The Exhibits and other attachments attached hereto are hereby incorporated into this MSA by reference and deemed part of this MSA for all purposes, unless otherwise expressly provided in the Exhibit or attachment. All references to this MSA will include such Exhibits and other attachments hereto, as applicable.

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c.References.
i..References to and the use of the word “include” and its derivatives (such as “including” and “includes”) will mean “include without limitation.”
ii..References to and the use of the word “days,” “months” or “years” will mean calendar days, months or years, respectively, unless otherwise specified.
d.Headings and Cross-References. The Article and Section headings, the table of contents and the Recitals used in this Agreement are for reference and convenience only and will not enter into the interpretation of this Agreement. Any reference in this MSA to a particular Article or Section number or Exhibit or other attachment will mean that the reference is to the specified Article, Section, Exhibit or other attachment to this MSA, except to the extent that the cross-reference expressly refers to another document. Any reference in a Statement of Work to a particular Article or Section number or Exhibit or other attachment will mean that the reference is to the specified Article, Section, Exhibit or other attachment to such Statement of Work, except to the extent that the cross-reference expressly refers to another document.
2.Structure of agreement
a.Statements of Work. Cognizant and Talcott may develop and enter into one or more statements of work incorporating a description of the specific services to be provided pursuant to the Agreement (a “Statement of Work” or “SOW”). An initial form of Statement of Work is set forth on Exhibit B annexed hereto. Each Statement of Work shall specifically identify this MSA and indicate that it is subject to the terms hereof and be executed by Talcott and Cognizant.
b.Cognizant and Talcott Affiliates. Upon written agreement by Talcott, Cognizant may engage any Affiliate of Cognizant to provide Services to Talcott and any Affiliate of Talcott under the Agreement. If agreed to in writing by Talcott, an Affiliate of Cognizant may itself provide Services directly to Talcott and any Affiliates of Talcott under this Agreement by executing Statements of Work in its own name, exclusive of Cognizant Worldwide as the initial obligor under this MSA, and only for the purposes of any such Statement(s) of Work, shall be considered “Cognizant” as that term is used in this Agreement, however, Cognizant Worldwide will remain liable for any such Statement of Work. Any Affiliate of Talcott may enter into Statement(s) of Work with Cognizant Worldwide or any Affiliate of Cognizant Worldwide and, only for the purposes of any such Statement(s) of Work, shall be considered “Talcott” as that term is used in this Agreement. The provision of Services to a Talcott Affiliate or other agreed recipient domiciled outside of the United States and/or for certain regulated activities may require that the parties to such Statement of

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Work establish additional terms (“Country/Regulatory Specific Terms”) in the relevant Statement of Work or in a separate agreement (“Companion Agreement”) that specifically identifies this MSA and incorporates the terms and conditions of this MSA for purposes of application to the relevant SOW(s). In the event of a conflict between the terms and conditions of this MSA and any Country/Regulatory Specific Terms, the Country/Regulatory Specific Terms will control, but only for purposes of the relevant Statement(s) of Work in which such terms are included or that are entered into subject to a Companion Agreement, and the Country/Regulatory Specific Terms will not be deemed to in any way amend, modify, cancel, or waive the provisions of this MSA for any other Statement of Work or Companion Agreement.
c.Order of Precedence. In the event of a conflict between the terms and conditions of this MSA and a Statement of Work, the terms and conditions of the MSA will control, except for any Country/Regulatory Specific Terms applicable to such Statement of Work and/or unless a Statement of Work makes specific reference to the Section of the MSA that is to be amended in the Statement of Work. Any exceptions expressly agreed upon in writing by Talcott and Cognizant pursuant to a particular Statement of Work will apply only for purposes of that Statement of Work, and will not be deemed to in any way amend, modify, cancel, or waive the provisions of the MSA for any other Statement of Work.
3.TERM
a.Initial MSA Term. The initial term of this MSA will begin on the Effective Date and will continue for seven (7) years, unless earlier terminated or extended in accordance with the provisions of this MSA (the “Initial MSA Term”).
b.Renewal MSA Term. This MSA (other than any provisions setting forth Charges for the Services) shall renew for successive one-year renewal terms unless Cognizant Worldwide or Talcott deliver written notice of non-renewal to the other Party at least 120 days before expiration of the Initial MSA Term or before expiration of a renewal term, as applicable.
c.SOW Term. The term of a Statement of Work and any renewal terms will be set forth in the applicable Statement of Work (each an “SOW Term”). Notwithstanding the termination of this Agreement or a relevant Companion Agreement for any reason, each Statement of Work entered into prior to the effective date of such termination will remain in full force and effect in accordance with the provisions thereof, including the provisions of this Agreement and any Companion Agreement incorporated by reference into such Statement of Work, until such Statement of Work is terminated or expires in accordance with the provisions thereof.

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4.THE SERVICES
a.Definition of Services. This MSA is intended to be used only for MSA Eligible Services, and the relevant MSA Eligible Service engagement model will be agreed in a relevant Statement of Work. If the Parties desire to engage for any other type of services, the Parties will enter into a separate agreement governing the provision of such services. For MSA Eligible Services, commencing on the applicable Service Commencement Date (as defined in Section 4.2.3 (Service Commencement Date)) and continuing throughout the term of the applicable SOW Term, Cognizant will provide to Talcott the following services, functions and responsibilities (collectively, the “Services”), as they may evolve or be supplemented, enhanced, modified or replaced:
i..the services, functions and responsibilities set forth in such Statement of Work (collectively, the “Base Services”);
ii..the services, functions and responsibilities that are not specifically described in a Statement of Work but that are inherent to and necessary for the performance of the Base Services and are neither (i) required to be performed by Talcott or a third party pursuant to applicable law, the Agreement or a Statement of Work; nor (ii) excluded from the scope of Services by the terms of the Statement of Work and, notwithstanding any other term hereof, the parties acknowledge and agree that this Section shall not (w) apply to any Time & Materials provisions included in a Statement of Work; (x) obligate or require Cognizant to provide Talcott with access to any (a) additional functionality, or any third party product that is not expressly identified in a Statement of Work as an element of the Services; or (b) limit Talcott’s obligation to reimburse Cognizant for reimbursable expenses, if and to the extent specified in a Statement of Work and are in accordance with Talcott’s Policies and Procedures (as defined in Section 6.9 (Talcott Policies)), which are made known to Cognizant in advance and writing;
iii..the Transition Services as defined in Section 4.2.1 (Transition Plan), if applicable to such Statement of Work;
iv..the New Services as defined on Exhibit A (Definitions); and
v..the Termination Assistance as defined in Exhibit A (Definitions) and described in Section 21.5 (Termination Assistance).

b.Transition.
i..Transition Plan. To the extent a Statement of Work contemplates the transition of business process or information technology functions

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from Talcott or its Affiliate to Cognizant, the Parties will develop a transition plan as provided in such Statement of Work to transition the Services to Cognizant (the “Transition Plan”). The Transition Plan will describe the transition activities to be performed by the Parties and related matters (the “Transition”) and the period during which the Transition will take place (the “Transition Period”). Each Statement of Work will include Transition milestone criterion comprised of objectively measured transition activities for use by the Parties in determining the progress and completion of the Transition as defined in the Transition Plan. During the Transition Period, Cognizant will incorporate any modifications, additions or deletions to such Transition Plan mutually agreed to by the Parties pursuant to the Change Control Procedures. During the Transition Period, Cognizant will perform the services, functions and responsibilities and provide the materials specified as Cognizant’s responsibility in the Transition Plan (the “Transition Services”). Talcott will meet its obligations set forth in the Transition Plan and will provide reasonable cooperation to Cognizant as necessary for Cognizant to perform the Transition Services.
ii..Meetings and Reports. The Parties will meet regularly in accordance with the schedule set forth in the Transition Plan to discuss the Transition progress. Each Party will also provide the Transition-related reports that are such Party’s responsibility to provide in the Transition Plan in accordance with the schedule and frequency specified in applicable SOW therein.
iii..Service Commencement Date. As of the completion of the Transition, Cognizant will assume responsibility for, and commence providing, the Base Services (the “Service Commencement Date”). Except as otherwise expressly provided in the Agreement and except for Transition Services which Cognizant will provide prior to the applicable Service Commencement Date, Talcott will retain responsibility for all operations that comprise the Services until the Service Commencement Date.
c.New Services. Either Party may, from time to time, propose that Cognizant perform New Services pursuant to a Statement of Work. Upon the execution of a Statement of Work for New Services by the Parties, such New Services shall be governed by and subject to the terms of the Agreement.
d.Access to Resources and Required Consents. The Statement of Work shall specify each Party’s responsibility for the facilities, personnel, equipment, Software, and other resources necessary for the delivery and receipt of the Services, provided that, unless otherwise specified in the applicable Statement

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of Work, (i) Cognizant shall be financially and administratively responsible for obtaining all Required Consents under any of the leases, contracts or licenses that apply to the Cognizant Solution, Cognizant Materials or any other facilities, personnel, equipment, Software, services or other resources that Cognizant makes available to Talcott in connection with the performance or delivery of Services and (ii) Talcott shall be financially and administratively responsible for obtaining all Required Consents under any of the leases, contracts or licenses that apply to the Existing Talcott Solution, Talcott Materials, Talcott Third Party Materials or any other facilities, personnel, equipment, Software, services or other resources that Talcott makes available to Cognizant in connection with this Agreement.
e.Affiliates Receiving the Services as of the Service Commencement Date. Cognizant will provide the Services to Talcott and to those Affiliates of Talcott identified in each applicable Statement of Work; provided, however, that such Affiliates will not be deemed third party beneficiaries of the Agreement and will have no right of action against Cognizant arising out of the Agreement. Talcott may pursue any claims for damages alleged by any Affiliates of Talcott receiving the Services to the same extent as if such damages were incurred by Talcott. To the extent the Statement of Work inures any obligations on any such Affiliate, Cognizant may pursue any claims for damages or nonperformance of such obligations against such Affiliate, provided, that Talcott hereby guarantees the performance of such obligations and the payment of any such claims against said Affiliate. If, at any time during the SOW Term, Talcott sells or otherwise transfers Control of an Affiliate receiving Services pursuant to the applicable Statement of Work to a third party that is not an Affiliate of Talcott, Cognizant will continue to provide the Services to such Affiliate if requested by Talcott, provided, that (i) such divested entity or unit is not a Cognizant Competitor; (ii) Talcott or such divested entity agree to pay any and all costs associated with making the Services available to them (e.g. one time software access fees, telecommunication provisioning charges); and (iii) Talcott will remain liable for the payment of all Charges related to the Services provided by Cognizant to such Affiliate and for any breach of the Agreement arising from the action or inaction of such Affiliate.
f.Eligible Recipients. The Parties acknowledge that the nature of certain Services pursuant to a Statement of Work may require that Cognizant provide such Services directly to third parties that are not Affiliates of Talcott and that are expressly identified in the applicable Statement of Work (“Eligible Recipients”) as required in connection with such Eligible Recipients obtaining from, or providing services or products to, Talcott and its Affiliates. The Parties shall identify in the applicable Statement of Work the Eligible Recipients, if any, to receive Services under such Statement of Work and Cognizant will have no obligation to provide Services to third parties that are not identified in a Statement of Work as Eligible Recipients. Where such Eligible Recipients are

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identified and agreed, the provision of Services to Eligible Recipients will be deemed to be have been provided to Talcott pursuant to this Agreement. With respect to any Eligible Recipients that receive Services from Cognizant, Talcott will (i) retain responsibility for payment for the Services, (ii) cause the Eligible Recipients to comply with the applicable terms and conditions of the Agreement, and (iii) upon written request of Cognizant from time to time, obtain written assurances from the Eligible Recipients that they will abide by the applicable terms and conditions set out in the Agreement. Notwithstanding anything to the contrary herein, in no event will any Eligible Recipient be a Cognizant Competitor or an employee, contractor or agent of a Cognizant Competitor.
g.New Affiliates. If, following the Effective Date, Talcott desires Cognizant to provide Services to an Affiliate of Talcott that is not identified in a Statement of Work, then Cognizant and Talcott will follow the Change Control Procedures to add such new Affiliate. Any new Affiliates added pursuant to this Section 4.7 (New Affiliates) will be subject to Section 4.5 (Affiliates Receiving Services as of the Effective Date) above. Talcott will pay any charges that may be imposed by Cognizant’s third party suppliers and any other costs and expenses incurred by Cognizant in order to allow a Talcott Affiliate to access the Services.
h.Reliance on Instructions and Excused Performance. In performing its obligations under the Agreement, Cognizant will be entitled to rely upon any routine instructions, authorizations, advice, approvals or other information provided to Cognizant by Talcott. Cognizant will incur no liability or responsibility of any kind in relying on or complying with any such instructions, authorizations, advice, approvals or other information or if any breach of the Agreement (including a failure to meet Service Levels) is attributable to an Excused Performance Problem. In such event, or if any assumption set forth in a Statement of Work is not valid, Cognizant may so notify Talcott and the Parties will agree pursuant to the Change Control Procedures to additional Charges to the extent such event or invalid assumption has resulted in Cognizant incurring additional costs or expenses
i.Cooperation and Coordination with Other Parties. If Talcott performs itself, or retains a third party services provider to perform, any services that interface with or interact with the Services, then Cognizant will cooperate and coordinate with Talcott or such service provider as reasonably required for Cognizant to perform the Services; provided, however, that such service provider will be required to comply with and become bound by (i) Cognizant’s reasonable security and confidentiality requirements when accessing facilities or other resources owned or controlled by Cognizant, and (ii) confidentiality and intellectual property provisions substantially as protective of Cognizant’s Confidential Information and intellectual property as provided for in this Agreement. In no event shall this Agreement or any pricing information of

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Cognizant be provided or made available to any such service provider. To the extent such cooperation requires Cognizant to incur any material costs, Cognizant will so notify Talcott in advance and the Parties will mutually agree on how to mitigate such cost and Cognizant shall have no obligation to provide such cooperation or the Services requiring such obligation unless and until the Parties agree on responsibility for such costs. Notwithstanding anything to the contrary, no Cognizant Competitor may have access to any Cognizant facilities and no Cognizant Competitor may access or use the Cognizant Solution, Cognizant Materials or other Cognizant Confidential Information without Cognizant’s express prior written consent, which shall not be unreasonably withheld.
j.Deliverables and Acceptance. If applicable, the Statement of Work will describe the Deliverables that Cognizant is obligated to furnish to Talcott thereunder and the acceptance criteria for each of the Deliverables (the "Acceptance Criteria"). Talcott shall review, evaluate and/or test, as the case may be, each of the Deliverables within ten (10) Business Days’, or the applicable time period set forth in the Statement of Work, (with respect to each Deliverable, the "Acceptance Period") to determine whether or not such Deliverable satisfies the applicable Acceptance Criteria in all material respects. If the Deliverable does not materially meet the Acceptance Criteria, Cognizant will have twenty (20) Business Days to fix the Deliverables to meet the Acceptance Criteria. If any Deliverable fails to satisfy its Acceptance Criteria in any material respect, then Talcott will notify Cognizant in writing specifying in reasonable detail the respects in which such Deliverable does not conform to the applicable Acceptance Criteria and what modifications are necessary to make it conform thereto. Thereafter, Cognizant shall modify such Deliverable to conform to the applicable Acceptance Criteria and resubmit the Deliverable for Talcott’s review in accordance with the above procedures. If Talcott does not furnish a written notice to Cognizant specifying that a Deliverable has failed to satisfy its Acceptance Criteria in all material respects prior to the end of the applicable Acceptance Period, then (a) Cognizant will give the applicable Talcott SOW manager written notice, by e-mail with a confirmation copy by overnight courier, of Talcott’s failure to provide notice of acceptance or non-acceptance, and (b) in the event that Cognizant has not received written notice of acceptance or non-acceptance of the applicable Deliverable within ten (10) Business Days after Talcott’s receipt of such notice, Talcott will be deemed to have accepted the applicable Deliverable. This provision shall not apply with respect to a Deliverable if the Services associated with the Deliverable are included in the calculation of a Service Level.
k.Facilities.
i..Cognizant Facilities. Each Statement of Work will describe any Cognizant Facilities applicable thereunder. Cognizant may, upon

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notice to Talcott and a change in such location in a Change Order, change the Cognizant Facilities used to provide the Services. Talcott will have no responsibility for any costs or fees associated for such change unless requested by Talcott. Notwithstanding anything to the contrary herein,  if Talcott or Cognizant  concludes that it is necessary to relocate  any of the Services to be performed under a Statement of Work pursuant to this Agreement in order to comply with applicable United States or India federal or state laws, regulations, or policies, Talcott  or Cognizant  may negotiate  in good faith and agree to such revised terms.
ii..Talcott Facilities. Each Statement of Work will describe any Talcott Facilities applicable thereunder. Talcott will make available to Cognizant the Talcott Facilities for the purpose of allowing Cognizant to perform the Services. Cognizant will: (i) use the space in the Talcott Facilities for the sole purpose of providing the Services; (ii) comply with the policies and procedures governing access to and use of Talcott Facilities that are provided to Cognizant, including any modifications to such policies and procedures in advance and writing; and (iv) except with respect to approved modifications or ordinary wear and tear, return such space in the same condition it was in when Cognizant was provided access. Talcott will provide the Talcott Facilities with normal office resources (e.g., fax, telephone services, internet services, utility services, and copier support) at no charge to Cognizant.
5.CHARGES
a.Charges for Services. In consideration for the performance of the Services under a Statement of Work, Talcott will pay to Cognizant the Charges set forth in such Statement of Work, plus any Pass Through Expenses further described in Section 5.7 (Pass-Through Expenses) below and any taxes further described in Section 5.9 (Taxes) below. Unless otherwise specified in the applicable Statement of Work, all amounts will be invoiced and paid in U.S. dollars.
b.Invoicing. Cognizant will invoice Talcott for all Charges and reimbursable items payable to Cognizant on a monthly basis or as otherwise agreed in the relevant Statement of Work. Talcott shall make such payments within 30 calendar days from the receipt of the invoice.
c.Cost of Living Adjustment.
If agreed to in a Statement of Work, charges under a Statement of Work may be subject to cost of living adjustments.

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d.Prorated Charges. Unless otherwise set forth in a Statement of Work, all periodic Charges under the Agreement (excluding Charges based upon actual usage or consumption of Services) will be computed on a calendar month basis, and will be prorated for any partial month.
e.Disputed Amounts. If Talcott in good faith disputes all or any portion of an invoice for Charges, then Talcott will pay the undisputed portion of the invoice by the due date and Talcott will notify Cognizant as soon as possible (and in any event no later than thirty (30) days after the receipt of the invoice) of the specific amount disputed and will provide reasonable detail as to the basis for the dispute. Talcott will not withhold timely payment of any undisputed amount pending resolution of the disputed amount. Promptly after Talcott notifies Cognizant of the dispute, the Parties will then attempt to resolve the disputed portion of such invoice in accordance with the informal dispute resolution procedures set forth in Article 23 (Dispute Resolution).
f.Late Payment. Any Charges due to Cognizant under the Agreement that are not paid on the date otherwise due will thereafter bear Interest until paid.
g.Pass-Through Expenses. All Pass-Through Expenses will be set forth in a Statement of Work, and (Pass-Through Expenses), Talcott will pay all Pass-Through Expenses. Cognizant will review for accuracy the third party invoice for any Pass-Through Expenses and will include the amount of such required payment on its next invoice to Talcott and will include with such invoice a copy of the third party invoice.
h. Record Keeping. Cognizant will maintain complete and accurate records of, and supporting documentation for, the amounts billed to and payments made by Talcott under a Statement of Work and other records related to the Services. Cognizant will retain such records throughout the SOW Term and thereafter in accordance with Talcott’s Policies and Procedures. Cognizant will provide Talcott, at Talcott’s request, with electronic copies of documents and information reasonably necessary to verify the accuracy of the invoicing and payment records. Talcott and its authorized agents and representatives will have access to such records for audit purposes during normal business hours during the SOW Term and thereafter for the period during which Cognizant is required to maintain such records.
i.Taxes.
i..Talcott agrees to pay amounts equal to any federal, state or local sales, use, excise, privilege, value added, goods and services or other taxes relating to Services provided by Cognizant hereunder, exclusive of taxes based on Cognizant’s net income or net worth.

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ii..Each Party will pay any real property taxes or personal property taxes on property it either owns or leases from a third party.
iii..Cognizant will pay any sales, use, excise, value-added, services, consumption, and other taxes and duties imposed on any goods acquired, used or consumed by Cognizant in connection with the Services (excluding any taxes applicable to Pass-Through Expenses).
iv..In addition to invoicing Talcott for the Charges associated with the Services, Cognizant will invoice amounts equal to the taxes, assessments, duties, permits, fees and other charges of any kind, however designated, assessed, charged or levied, based on, with respect to or measured by (i) such Charges, (ii) the Agreement or (iii) the Services, Software, equipment, materials or other property (intangible or intangible) or, the use thereof or the resources used therefore, provided under the Agreement.
v..The Parties will cooperate with each other to enable the Parties to determine accurately their respective tax liabilities and to reduce such liabilities to the extent permitted by law.
vi..Talcott will provide Cognizant reasonable assistance, which will include the provision of documentation as required by revenue authorities, to enable Cognizant to claim exemption from or obtain a repayment of such withheld taxes and will provide Cognizant with a copy of the withholding tax certificate or equivalent documentation sent to Tax Department, Cognizant Technology Solutions, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.
j.Charges for Changes.
i..In the event a change to the Services is considered pursuant to any provision of this Agreement or an SOW, any such change shall be made only pursuant to the Change Control Procedures and the charge for such change will be determined in the manner set forth in this Section 5.10 (Charges for Changes).
ii..To the extent the proposed change can be accommodated within the existing level of resources then being used by Cognizant to provide the Services and without cost to Cognizant, degradation to existing Service Levels or otherwise negatively impacting the Services, the Charges payable by Talcott under the Agreement will not be increased.
iii..To the extent the proposed change or addition will require the addition or subtraction of personnel or resources or has an impact on Cognizant’s cost to perform the Services or ability to meet the Service

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Levels with the then-existing resources, Cognizant shall have no obligation to implement the change unless and until (i) the parties agree to an equitable adjustment to the Charges (ii) and the implementation of the change is agreed pursuant to the Change Control Procedures.
6.Personnel.
a.Key Cognizant Positions. Key Cognizant Positions, if any, will be set forth in a schedule attached to the applicable Statement of Work (the “Key Cognizant Positions Schedule”). Talcott may request a change to the Key Cognizant Positions from time to time during the Term. Unless otherwise agreed by the Parties, the number of Key Cognizant Positions under an SOW will not exceed five percent (5%) of the Cognizant employees fully-dedicated to the provision of the Services under such SOW.
b.Removal of Cognizant Employees from Talcott Account. Cognizant will not remove, replace, or reassign personnel designated as a Key Cognizant Position in the applicable Statement of Work engaged in performing Services, during the lesser of: (i) the time period for which such individual is contracted to provide Services in the applicable Statement of Work, or (ii) six (6) months following such person’s assignment hereunder, without first receiving Talcott’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding the forgoing, Cognizant may remove, replace or reassign Key Cognizant Positions without Talcott’s consent for reasons of death, disability, failure to perform, promotion, family considerations analogous to those codified in the Family and Medical Leave Act (FMLA, U.S. PL 103-3)), or resignation or termination from employment by Cognizant. Nothing in this Section 6.2 (Removal of Cognizant Employees from Talcott Account) will be deemed to require Cognizant to terminate the employment of such individual.
c.Non-Solicitation. Neither Party will, directly or indirectly, solicit for employment or employ, or accept services provided by any personnel of the other Party or its Affiliates who is performing any work in connection with or related to the Services for so long as such individual is performing such work and for twelve months thereafter. The restriction set forth in this Section 6.3 (Non-Solicitation) shall not restrict a party from making any general advertising solicitations that are not targeted at the other Party's personnel.
d.Former Talcott Personnel. In the event the Parties determine that Talcott personnel should be offered employment with Cognizant or one of its Affiliates to support Cognizant’s provision of Services to Talcott, the employment by Cognizant or one of its Affiliates of such employees will be effected in accordance with the terms and conditions set forth in the applicable Statement of Work or in a separate written agreement between the Parties; provided,

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however, that Talcott acknowledges and agrees to retain all obligations and liabilities arising from or related to employment of such employees for the period of time prior to employment by Cognizant.
e.Work Authorization/HR Compliance. For Statements of Work executed in connection with work to be performed for Talcott in the United States of America, and solely to the extent that CTS US employees who are foreign skilled workers are required for the provision of Services by Cognizant in connection with such Statement of Work, CTS US will also execute such Statement of Work solely for the purpose of providing Services to Talcott for Cognizant Worldwide. Talcott will cooperate with Cognizant in obtaining visas or work permits for Cognizant Personnel, by taking all reasonably necessary actions to facilitate Cognizant’s efforts, including providing documentation indicating the nature and location of the work to be performed, the necessity of the work to be performed, and other documentation as may be reasonably required and related to the Agreement, and posting such notices as may be legally required (including any legally required notice posting at Talcott sites from which the Parties contemplate services being provided by Cognizant Personnel who are foreign skilled workers).
f.No Employee Relationship. Cognizant Personnel are not, and will not be deemed to be, employees of Talcott. Cognizant, Cognizant Affiliates and their subcontractors will be solely responsible for the payment of all compensation to their employees, including provisions for employment taxes, workmen’s compensation and any similar taxes associated with employment of Cognizant Personnel. Cognizant Personnel will not be entitled to any benefits paid or made available by Talcott to its employees.
g.Management and Control.
i..Project Executives. On or before each applicable Service Commencement Date, and from time to time thereafter during the SOW Term, Talcott and Cognizant (subject to Section 6.1 (Key Cognizant Positions)) will each designate a Project Executive. A Party’s Project Executive will be authorized to act as the primary contact for such Party with respect to all ordinary course matters relating to the applicable Statement of Work. Each Party will ensure that its respective Project Executive has the authority necessary to allow such Project Executive to make prompt decisions with respect to ordinary course matters in connection with such Statement of Work and the Agreement.
ii..Governance Framework. On or before each applicable Service Commencement Date, the Parties will review and mutually agree to the Governance Framework and/or any revisions to the Governance Framework, which will include, without limitation, the Key Cognizant

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Positions set out in each SOW. The Parties will utilize the Governance Framework in connection with the management of the Parties’ relationship pursuant to the Agreement.
iii..Reports. Cognizant will prepare and deliver to Talcott any reports described in the Statement of Work by the respective deadlines specified in the applicable Statement of Work. Subject to Section 7 (Change Control Procedures), Cognizant will modify any reports or provide additional reports as reasonably requested by Talcott from time to time.

6.8 Background Check. To the extent permitted by law, Cognizant has performed background investigations of all Cognizant Personnel who perform any Services, or will have physical or logical access to any Talcott locations, Talcott Confidential Information, including data, or systems, in accordance with the requirements of Exhibit E (Background Check Requirements). In addition, Cognizant will ensure that all Cognizant subcontractors’ conduct a background investigation in compliance with such Exhibit E (Background Check Requirements), on all Cognizant subcontractors’ personnel who will perform any Services, or who will have physical or logical access to any Talcott locations, Talcott Confidential Information, including data, or systems.

6.9 Talcott Policies. Cognizant shall comply with Talcott’s written rules, regulations, policies, and procedures applicable to Cognizant’s delivery of Services under this Agreement that are provided to Cognizant in advance and writing, including Talcott’s security procedures, information management, technical architecture, security and product standards, immigration/visa policies, procurement policies, code of conduct, travel and expense policy, privacy policies or other similar policies or procedure (“Policies and Procedures”).

7.Change Control.
a.Change Control Procedures. From time to time during the Term, Talcott or Cognizant may propose changes in or additions to the Services or other aspects of the Agreement and/or a change may need to be considered pursuant to one of the other terms of this Agreement or the applicable SOW. Except as provided in Section 8 (Cognizant Subcontractors and Third Party Vendors), all such changes will be implemented pursuant to the Change Control Procedures set forth in this Section 7. For clarity, Cognizant Permitted Activities shall not constitute a change subject to the Change Control Procedures.
i..Proposed Changes. If a Party (the “Proposing Party”) desires to propose a change in, or addition to, the Services or other aspects of the

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Agreement, such Proposing Party’s Project Executive (or a person authorized in writing by Proposing Party 's Project Executive) will deliver, at its expense, a written notice to the other Party’s (the “Change Requested Party”) Project Executive describing the proposal. The Change Requested Party will respond to such proposal as promptly as reasonably possible by preparing, at its expense, and delivering to the Proposing Party’s Project Executive a Change Control Document.
ii..Written Approval. Other than Mandatory Changes, which Cognizant may implement as provided in subsection (c) below, no change in or addition to the Services or any other aspect of the Agreement will become effective without the written approval of each Party's authorized representative. If the Change Requested Party elects to accept the offer set forth in the Change Control Document, as evidenced by the written approval of the Change Requested Party Project Executive, any changes in or additions to the Services described in the Change Control Document will thereafter be deemed "Services," any other changes described in the Change Control Document will be deemed to have amended the Agreement, and the Parties will agree on any further modifications to the Agreement required to reflect the understanding set forth in the Change Control Document.
iii..Mandatory Changes. If there is a change in law, Cognizant may change the scope of Services to the extent required to comply with such law; provided, however, if compliance with such change results in an increase in personnel, resources or costs required to provide the Services or otherwise adversely affects Cognizant's performance of the Services, then the parties agree to negotiate in good faith to address these changes and the applicable additional costs in accordance with Change Control Procedure.
8.Cognizant Subcontractors and Third Party Vendors.
a.Cognizant Subcontracting. Prior to subcontracting any material functional component of the Services to a third party (a “Cognizant Subcontractor”), Cognizant will notify Talcott of the proposed Cognizant Subcontractor and will obtain Talcott’s written approval.
b.Engagement of Other Third Parties. Notwithstanding the foregoing, Cognizant may, in the ordinary course of business and without Talcott’s consent, (i) utilize third party infrastructure providers in support of the Services, who will not be considered Cognizant Subcontractors; (ii) engage with Third Party Vendors, none of whom will be considered Cognizant Subcontractors except for those, if any, to whom a material functional component of the

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Services has been delegated; (iii) subcontract for third party services that are not principally dedicated to performance of Services for Talcott, and which are not material to a function constituting a part of the Services, who will not be considered Cognizant Subcontractors; or (iv) utilize temporary labor from time to time for a reasonable portion of the Services.
c.Cognizant Responsible. No subcontracting or delegation to a Cognizant Subcontractor will release Cognizant from its responsibilities for performing the Services in accordance with the terms of this Agreement, and Cognizant will be responsible for Cognizant Personnel, including for their compliance or any non-compliance with the terms of this Agreement, including Talcott Policies and Procedures.

9.Policies and Procedures; Talcott Data.
a.Compliance with Policies and Procedures. Cognizant will perform the Services in compliance with the policies and procedures set forth in the applicable Statement of Work to the extent made available to Cognizant as of the applicable Service Commencement Date (the “Initial Talcott Policies and Procedures”). Changes to such policies and procedures may be implemented pursuant to the Change Control Procedures (the Initial Talcott Policies and Procedures as so amended, the “Talcott Policies and Procedures”). Talcott will be responsible for making any necessary revisions to the Talcott Policies and Procedures necessary to comply with any new laws or changes to laws.
b.Accuracy of Talcott Data and Processing. Talcott will be responsible for the accuracy and completeness of any information, materials or data that Talcott or its Affiliates and third parties provided to Cognizant, and for the accuracy and completeness of all transmission to Cognizant of such information, materials or data. Cognizant will be responsible for the accuracy and completeness of Cognizant’s systems electronic receipt of any such information, materials or data. Cognizant will promptly correct any errors or inaccuracies attributable to Cognizant in Talcott Data or reports discovered by Talcott and identified to Cognizant, or discovered by Cognizant. Corrections and reruns will be reported in reports defined jointly by Talcott and Cognizant and produced by Cognizant. Talcott acknowledges and agrees that the foregoing is not intended to obligate Cognizant to correct any errors in Talcott systems or software outside of Cognizant’s control which cause such errors or inaccuracies. Cognizant will not be responsible for errors in or the delay or nonperformance of its responsibilities or obligations under the Agreement to the extent caused or directly contributed to by the inaccuracy and/or incompleteness of information, materials, or data provided to Cognizant by Talcott, its Affiliates or Talcott’s third party providers or by the failure of Talcott, its Affiliates or Talcott’s third party providers to furnish information, materials or data.

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10.SERVICE LEVELS
a.Service Levels. Service Levels will be set forth in an applicable SOW. Cognizant will use commercially reasonable efforts to meet the required Service Levels, if any.
b.Failure to Meet Service Levels.
i..Each Sow shall have service levels for the Services and any penalties agreed to by the Parties.
c.Measurement and Monitoring Tools. Cognizant will implement the measurement and monitoring tools and procedures agreed in the SOW as necessary to measure its performance of the Services and compare such performance to that required by the Service Levels. Upon Talcott’s request, Cognizant will provide Talcott or its auditors with any information produced by the measurement and monitoring tools necessary to verify compliance by Cognizant with the Service Levels.
11.DISASTER RECOVERY; BUSINESS CONTINUITY
Cognizant will at all times during the SOW Term, maintain documented and tested disaster recovery/business continuity plans (“BCP Plans”) for the critical Services being delivered to meet Talcott’s regulatory requirements, as specified to be critical by Talcott in the applicable Statement of Work (“Critical Services”). Subject to Section 22 (Force Majeure) of the Agreement, the BCP Plans will be designed to enable Cognizant to resume provision of the Critical Services without material unplanned interruption as per agreed levels and timelines in the event of a disruptive event, as contemplated by the applicable BCP Plans.
12.Confidentiality and Non-Disclosure
a.Obligations of Confidentiality.
i..A Party or any of its Affiliates (in such role, “Recipient”) may be furnished, receive or otherwise have access to Confidential Information of the other Party or any of its Affiliates (in such role, “Discloser”) in connection with this Agreement. This MSA and the Statements of Work will be the Confidential Information of both Parties. Personal Information will not be considered Confidential Information but will be governed by the provisions of Article 13 (Data Ownership, Security and Privacy) and, if applicable, Exhibit C (Data Protection Agreement).
ii..As necessary to accomplish the purposes and objectives of this Agreement, Recipient may disclose Discloser’s Confidential

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Information to any Recipient employee, officer, director, subcontractor, agent or representative who has a legitimate need to know the information for the purposes of this Agreement and who is bound to Recipient to protect the confidentiality of the information in a manner at least as stringent as that required of Recipient under this Agreement. Recipient may also disclose Discloser’s Confidential Information to Recipient’s attorneys if they are made aware of Recipient’s obligations of confidentiality under this Agreement.
iii..Recipient will not use or reproduce Discloser’s Confidential Information except as reasonably required to accomplish the purposes and objectives of this Agreement or as specifically permitted by this Agreement or approved in writing by Discloser. Recipient will protect Discloser’s Confidential Information from unauthorized use or disclosure by using at least the same degree of care as Recipient employs to avoid unauthorized use or disclosure of its own Confidential Information of a similar nature, but in no event less than reasonable care.
iv..Recipient will promptly notify Discloser if Recipient becomes aware of any material unauthorized use, disclosure, loss of, or inability to account for any Discloser Confidential Information. If such use, disclosure, loss or inability to account resulted from Recipient’s breach of this Agreement then, without limiting Discloser’s remedies for such breach, Recipient will cooperate with Discloser and, at Discloser’s request, undertake commercially reasonable efforts to assist Discloser in investigating and preventing a reoccurrence thereof.
v..Recipient shall be responsible for any breach of the confidentiality provisions of this Agreement by any party to whom it discloses or makes available Discloser’s Confidential Information as if such party were bound by the terms hereof and as if such breach were committed by Recipient.
b.No Implied Rights. As between Discloser and Recipient, Discloser’s Confidential Information will remain the property of Discloser. Nothing contained in Article 12 (Confidentiality and Non-Disclosure) will be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or by implication, any rights or licenses to the Confidential Information of the other Party. Any such obligation or grant will only be as provided pursuant to other provisions of the Agreement.
c.Compelled Disclosure. If Recipient becomes legally compelled to disclose any Discloser Confidential Information in a manner not otherwise permitted by this Agreement, Recipient will provide Discloser with prompt written notice of the

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request (unless legally precluded from doing so) so that Discloser may seek a protective order or other appropriate remedy. Recipient will reasonably cooperate with such efforts by Discloser. If a protective order or similar order is not obtained by the date by which Recipient must comply with the request, Recipient may furnish that portion of the Confidential Information it is legally required to furnish provided that it (i) discloses only such Confidential Information as is legally required, and (ii) uses commercially reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.
d.Return or Destruction.
i..As requested by Discloser during the Term, Recipient will return, destroy, or provide Discloser a copy of any designated Discloser Confidential Information, provided that Cognizant will not be liable for any failure or delay in its performance of Services to the extent resulting from its obligation to return, erase, or destroy Talcott Confidential Information, including Talcott Data, in its possession, prior to the completion of the Services. Upon expiration or termination of this Agreement (or if later, upon completion of any applicable Termination Assistance that requires access to Talcott Confidential Information), Recipient will return or destroy all materials in any medium that contain Discloser Confidential Information. At Discloser’s request, Recipient will certify in writing that it has returned or destroyed all copies of Discloser’s Confidential Information in the possession or control of Recipient, any of Recipient’s Affiliates or subcontractors, or any other party to whom any of them provided or permitted access to Discloser Confidential Information.
ii..Notwithstanding the foregoing, Recipient may retain (i) any Discloser Confidential Information that Recipient has a license to continue using, for so long as such license remains in effect, (ii) in the files of its legal department, for record keeping purposes only, one copy of Discloser Confidential Information that is otherwise required to be returned or destroyed, (iii) archival copies as may be necessary to comply with document retention laws and regulations applicable to such Party’s business operations, and (iv) any Confidential Information that is located in storage media as a result of routine back-up procedures so long as such media is subject to destruction in due course.
iii..Additionally, Recipient shall have no obligation to return or destroy any Discloser Confidential Information that is subject to a claim, dispute, lawsuit, or subpoena or in any other circumstances in which

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Recipient reasonably believes that destruction would be unethical or unlawful.
iv..Any Discloser Confidential Information retained by Recipient under Sections 12.4.2 or 12.4.3 shall remain subject to the confidentiality obligations under this Section 7 (Confidentiality and Non-Disclosure).
e.Duration of Confidentiality Obligations. Recipient’s obligations under this Section 12 (Confidentiality and Non-Disclosure) apply to Discloser’s Confidential Information disclosed to Recipient before the Effective Date (if disclosed in contemplation of this Agreement) or after the Effective Date and will continue during the Term and survive the expiration or termination of this Agreement as follows:
i..Recipient’s obligations under Section 12.4 (Return or Destruction) will continue in effect until fully performed;
ii..As to any portion of Discloser’s Confidential Information that constitutes a trade secret under applicable law, the obligations will continue for as long as the information continues to constitute a trade secret; and
iii..As to all other Discloser Confidential Information, the obligations will survive for a period of five (5) years after Recipient’s fulfillment of its obligations under Section 12.4 (Return or Destruction) with respect to the Confidential Information in question.
f.Exclusions. The term Confidential Information shall not include, and the obligations of confidentiality will not apply to, any Discloser information that (i) is in Recipient’s possession without an obligation of confidence at the time of Discloser’s disclosure to Recipient; (ii) at the time of Discloser’s disclosure to Recipient, is generally available to the public or after such disclosure becomes generally available to the public through no breach of agreement or other wrongful act by Recipient; (iii) has been received by Recipient from a third party who, to Recipient’s knowledge, had a lawful right to and did disclose such information to Recipient without any obligation to restrict its further use or disclosure; or (iv) is independently developed by Recipient without use of or reference to Discloser’s Confidential Information.
g.No Competitors; No Requirement to Disclose. Notwithstanding anything herein to the contrary, (i) Recipient may not disclose Discloser’s Confidential Information to any competitor of Discloser without Discloser’s prior written consent and (ii) Cognizant shall be under no obligation to disclose its Confidential Information to third parties. If Cognizant elects to disclose its Confidential Information to a third party, such disclosure will be subject to reasonable confidentiality restrictions as determined by Cognizant, provided the

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foregoing does not modify Cognizant’s obligation to reasonably cooperate with third parties to the extent required for those third parties to perform services for Talcott that do not require access to Cognizant Confidential Information.
13.DATA Ownership, Security and PRIVACY
a.Talcott Data. As between Talcott and Cognizant, all data provided by, and/or initially accessed from or through Talcott, its Affiliates or an Eligible Recipient pursuant to the Agreement is, or will be, the property of Talcott (“Talcott Data”).
b.Minimum Security Standards. During the Term, Cognizant will maintain an enterprise security program under which Cognizant documents, implements, and maintains physical, administrative, and technical safeguards (“Security Standards”) designed with the intent of protecting the confidentiality, integrity and availability of Talcott Data on Cognizant Systems (defined below). The Security Standards will include (i) controls designed to secure Cognizant owned or controlled facilities, infrastructure, data centers, servers, hard copy files, systems, equipment, applications, and devices (“Cognizant Systems”) used to Access Personal Information, including controls to monitor, prevent, detect, and respond to Security Incidents; (ii) policies and practices limiting Access to Personal Information on Cognizant Systems only to Authorized Persons; and (iii) procedures to regularly assess and evaluate the effectiveness of the Security Standards.
c.Talcott Responsibilities for Talcott Data. Talcott will maintain (or cause to be maintained) reasonable administrative, technical and physical security measures to protect against the unauthorized use of or access to systems, data, facilities, and resources of Talcott, its Affiliates, Eligible Recipients and their respective contractors. Cognizant will not be responsible for disclosure, monitoring, loss, alteration, or corruption of Talcott Data to the extent resulting from the failure of such measures to be implemented or maintained.
d.Talcott Responsibility for Employee Personal Data. To the extent that Talcott has Access to Cognizant Personnel Personal Data, Talcott shall implement and maintain, in compliance with Applicable Data Laws, a data privacy and security program to protect Cognizant Personnel Personal Data to a standard materially the same as those required of Cognizant hereunder. Talcott shall collect only the minimum necessary amount of Cognizant Personnel Personal Data to comply with Talcott’s obligations under Applicable Data Laws.
e.Return and Disposal of Personal Information. No more than ninety (90) days following the earlier of a Party’s (the “PI Owner”) written request or termination or expiration of the Agreement, the other Party will securely return or destroy the PI Owner’s Personal Information in accordance with PI Owner’s reasonable written instructions; provided, however, that the other Party may

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retain copies of Personal Information of the PI Owner that the other Party is legally required to retain, subject to a continued obligation to hold the same in confidence in accordance with the Agreement.
f.Security Incident Response.
i..Security Incident Response Program. Cognizant will maintain an incident response process. The process will be designed with the intent of detecting and responding to Security Incidents. Cognizant will have a documented plan and associated procedures to be followed in the case of a confirmed Security Incident.
ii..Notice, Investigation, and Remediation. In the event of a Security Incident, Cognizant will notify Talcott without undue delay except to the extent prohibited by law or if a law enforcement agency determines that such notice would interfere with a criminal investigation. This notification will include, to the extent known at the time notice is sent: (i) a description of the Security Incident; (ii) the categories and types of Personal Information affected; and (iii) if applicable, the categories and number of data subjects and individual records affected. Additionally, Cognizant will promptly investigate and take commercially reasonable efforts to remedy the Security Incident and mitigate the effects of the Security Incident and to prevent further Security Incidents, provide notice to affected individuals and regulatory agencies as required by Applicable Laws, and take other actions required of it by Applicable Laws.
iii..No Unauthorized Statements. Except as required by Applicable Laws, neither Party will make public statements concerning a Security Incident that references or identifies either Party, unless both Parties have provided express written consent for any such statement prior to its release.
g.Data Protection. If and to the extent that the Services require Cognizant to process Talcott's Personal Information, the Parties shall abide by the terms set forth under Exhibit C (Data Protection Agreement).
14.COMPLIANCE WITH LAWS.
a.Party’s Responsibilities with Regard to Laws. Each Party will comply, and will cause each of its employees, agents and subcontractors to comply, with the laws of all governmental authorities to the extent such laws are applicable, in the case of Cognizant, to Cognizant, and in the case of Talcott, to Talcott or any Eligible Recipient.

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b.Modified Talcott Compliance Directives. Talcott shall include in the Initial Talcott Policies and Procedures any processes or procedures with which Cognizant must comply in order to allow Talcott to comply with its legal compliance obligations. With respect to any new, or changes to, Talcott Policies and Procedures that Talcott requires Cognizant to comply with in connection with the delivery of the Services as a result of a new, or change in, legal compliance obligation (a “Modified Talcott Compliance Directive”), Talcott will provide Cognizant with a copy of any such Talcott Compliance Directive sufficiently in advance to allow Cognizant to reasonably fully consider any required changes to the Services and the Parties the implementation of any Modified Talcott Compliance Directive shall be subject to the Change Control Procedures. As requested by Cognizant, Talcott will provide interpretations of the Modified Talcott Compliance Directive and guidance as to the applicability to the Services. To the extent that any such Modified Talcott Compliance Directive prevent Cognizant Personnel from performing the Services, Cognizant will not be in breach of the Agreement to the extent such breach is caused by its compliance with the Modified Talcott Compliance Directive. Any other changes to the compliance obligations of either Party will be subject to the Change Control Procedures.
c.Export Compliance. Talcott agrees to notify Cognizant of (i) any requirements for Deliverables or (ii) any other technology, technical data or information to which Cognizant will have access as a result of the Services that, in either case, will subject the Deliverables or the other technology, technical data or information to control under applicable export regulations under any classification other than EAR99 (or its non-U.S. equivalent) and, in such event, will (a) identify to Cognizant the applicable regulations (e.g. EAR or ITAR) and classifications (e.g. ECCN) and (b) follow such guidelines as Cognizant may communicate to Talcott that reasonably are required to avoid violations.
d.Non-Discrimination. To the extent applicable to Services under the Agreement, Cognizant shall abide by the requirements of 41 CFR §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, national origin, protected veteran status or disability.
e.FCPA. Each Party shall comply with all applicable anti-corruption laws, including, without limitation, the U.S. Foreign Corrupt Practices Act, as amended, and the U.K. Bribery Act 2010, in connection with this Agreement.

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15.INTELLECTUAL PROPERTY RIGHTS.
a.Talcott Ownership and Licenses Granted by Talcott.
i..Ownership. As between Talcott and Cognizant, Talcott retains all right, title and interest in and to the Existing Talcott Solution, all Talcott Materials and Talcott Data, and all improvements, modifications, corrections, derivative works, or other revisions of or to them, and all IPR subsisting therein.
ii..Cognizant’s Right to Access and Use the Existing Talcott Solution. Talcott hereby grants to Cognizant, without sale of any equipment or assignment of any license or other contract, the right to access and use the Existing Talcott Solution solely to perform the Services, and to authorize Cognizant Subcontractors to do the same on Cognizant’s behalf in the performance of the Services. Cognizant will comply with the terms and conditions imposed on Talcott by the applicable leases, licenses and contracts applicable to third party components of the Existing Talcott Solution that are disclosed to Cognizant in writing prior to the initiation of the Services, with any changes thereafter being subject to the Change Control Procedures.
iii..Cognizant’s Right to Use Talcott Materials and Talcott Data. Talcott hereby grants Cognizant a limited and non-exclusive license to Use Talcott Materials and Talcott Data solely to perform the Services, and to sublicense Cognizant Subcontractors to do the same on Cognizant’s behalf in the performance of the Services.
iv..Cognizant’s Right to Use Talcott Third Party Materials. Talcott hereby grants Cognizant, to the extent Talcott is permitted to do so under the terms of its license and other contracts with the providers of Talcott Third Party Materials, a limited and non-exclusive license to Use Talcott Third Party Materials, solely to perform the Services, and to sublicense Cognizant Subcontractors to do the same on Cognizant’s behalf in the performance of the Services. Cognizant and Cognizant Subcontractors will comply with the terms and conditions imposed on Talcott by the license and other contracts applicable to Talcott Third Party Materials that are disclosed to Cognizant in writing prior to the initiation of the Services, with any changes thereafter being subject to the Change Control Procedures.

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b.Cognizant Ownership and the Rights and Licenses Granted by Cognizant.
i..Ownership. As between Cognizant and Talcott, Cognizant retains all right, title and interest in and to the Cognizant Solution and Cognizant Materials, and all improvements, modifications, corrections, derivative works, or other revisions of or to them, and all IPR subsisting therein.
ii..Talcott’s Right to Access and Use the Cognizant Solution.
(1)During the Term and any period of Termination Assistance that occurs after the Term, Cognizant hereby grants to Talcott and Talcott Affiliates, without sale of any equipment or assignment of any license or other contract, the right to access and use the Cognizant Solution solely to perform any of Talcott’s retained responsibilities specified in the Statement of Work, to use and receive the Services for Talcott’s and its Affiliates’ internal business purposes, and to authorize Talcott’s and its Affiliates’ other services providers and contractors to do the same on Talcott’s behalf solely in the performance of the Services for Talcott and Talcott Affiliates and not for any other purpose.
(2)Notwithstanding Section 15.2.2(a), in no event shall Talcott, Talcott’s Affiliates or any of their other service providers and contractors be permitted to (i) access or use the Cognizant Solution to provide or perform services for Talcott or its Affiliates that are the same as, or substantially similar to, the Services, except for any services that are expressly designated as retained responsibilities in the applicable Statement of Work; or (ii) resell the Services or access or use the Cognizant Solution to provide or perform services for third parties, except as may be expressly authorized in the Statement of Work or otherwise approved by Cognizant in writing.
(3)Talcott’s access to and use of the Cognizant Solution shall be subject to (i) the terms and conditions of Third Party Vendors whose products and services are included in the Cognizant Solution, and (ii) any supplemental terms or restrictions applicable to Cognizant Software and Cognizant Materials, in each case to the extent included in this Agreement or an applicable Statement of Work, or that are otherwise made available to Talcott in writing prior to their inclusion in the Cognizant Solution, with any changes thereafter being subject to the Change Control Procedures.

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iii..No Rights to Source Code. For clarity, the rights granted to Talcott pursuant to Section 15.2.2 (Talcott’s Right to Access and Use the Cognizant Solution) do not include any right to access or use the source code for any Cognizant Software. Talcott may not in any way adapt, vary, modify, transfer, reverse assemble, reverse compile or otherwise reverse engineer or attempt to derive the source code for any Cognizant Software, in whole or in part.
iv.. No Access or Use by Cognizant Competitors. Notwithstanding anything to the contrary herein, in no event shall Talcott allow an employee, contractor or agent of a Cognizant Competitor access to or use of the Cognizant Solution or any Cognizant Materials without Cognizant’s prior written consent and provided that such Cognizant Competitor enters into a non-disclosure agreement with Cognizant reasonably satisfactory to Cognizant.
c.Deliverables.
i..Deliverables that are Derivative Works of Talcott Materials. As between Talcott and Cognizant, upon payment of the fees associated with a Deliverable, Talcott will own the copyrights in any Deliverable or portion of a Deliverable that is a derivative work of Talcott Materials. Talcott grants to Cognizant a limited, nonexclusive license to Use each such Deliverable or portion of a Deliverable during the Term and any period of Termination Assistance occurring after the Term solely to perform the Services, and to sublicense Cognizant Subcontractors to do the same on Cognizant’s behalf in the performance of the Services.

15.3.2 Deliverables
Unless otherwise expressly set forth in the applicable SOW with respect to particular Deliverables (provided such SOW has been mutually agreed and executed by Cognizant and Talcott ), upon payment in full, all results of the Services specifically created or developed by Cognizant for Talcott or others as a Work Made for Hire, including the Deliverables, the Developed Software, business methods or processes, programs, systems, processes, data development, modification and enhancement of systems, computer programs, operating instructions, specifications, technical information, ideas, inventions, drawings, works of authorship, designs, concepts and all other documentation developed for Talcott, Talcott Affiliates as set forth in the applicable Statement of Work under this Agreement, together with all modifications, revisions, changes, copies, partial copies, translations, compilations, and derivative works of the foregoing, excluding Cognizant Proprietary Materials and Cognizant Software incorporated therein (collectively, the “Work Product”) are, shall be and shall remain the property of Talcott and may not be used by Cognizant or any Cognizant Personnel for any

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other purpose except for the benefit of Talcott or Talcott ’s Affiliates. During the Term, Cognizant shall disclose promptly to Talcott any inventions or derivatives made or conceived by Cognizant or any Cognizant Personnel that as result from Services performed under this Agreement and as a direct result use of Talcott Materials supplied to Cognizant by Talcott, and which constitute Work Product hereunder.
15.3.3. Talcott shall have all right, title and interest, including worldwide ownership of all Intellectual Property Rights in and to the Work Product and all copies made from it. To the extent any of the Work Product is not deemed a “work for hire” by operation of law, Cognizant hereby irrevocably assigns, transfers and conveys to Talcott , and, to the extent Cognizant Personnel retain any rights in the Work Product, shall cause the Cognizant Personnel to assign, transfer and convey to Talcott , without further consideration, all of its and their right, title and interest in and to such Work Product, including all Intellectual Property Rights in and to such Work Product. Cognizant acknowledges, and shall cause the Cognizant Personnel to acknowledge, that Talcott and its successors and permitted assigns shall have the right to obtain and hold in their own name any Intellectual Property Rights in and to such Work Product, unencumbered by any claim by Cognizant or any Cognizant Personnel (whether by estoppel, implication or otherwise). Cognizant agrees to execute, and shall cause the Cognizant Personnel to execute at Talcott’s cost, any documents or take any other actions as may reasonably be necessary, or as Talcott may reasonably request, to evidence, perfect, maintain and enforce Talcott ’s ownership of any such Work Product, whether during the Term or thereafter, at Talcott ’s cost and expense. The territorial extent of the rights in the Work Product assigned to Talcott by Cognizant and/or the Cognizant Personnel under this Agreement shall extend to all the countries in the world. The assignment of the Intellectual Property Rights in the Work Product by Cognizant and/or the Cognizant Personnel to Talcott shall be royalty-free absolute, irrevocable and perpetual.
15.3.4.
Deliverables that are Cognizant Materials or Derivative Works of Cognizant Materials. As between Cognizant and Talcott, Cognizant will own the copyrights in any Deliverable or portion of a Deliverable that consists of Cognizant Materials or that is a derivative work of any Cognizant Materials. Cognizant grants to Talcott and Talcott Affiliates a fully paid-up, nonexclusive, perpetual and irrevocable license to Use each such Deliverable or portion of a Deliverable, provided that no Cognizant Materials may be unbundled or separated from the Deliverable or used on a stand-alone basis. If Cognizant has obtained Talcott’s prior consent before incorporating Cognizant Materials or derivative works thereof in the Deliverable, then the foregoing license shall be limited to Talcott’s and its Affiliates’ internal business purposes. If Cognizant has not obtained Talcott’s consent before incorporating Cognizant Materials or derivative works thereof into the Deliverable, then the internal business purposes limitation shall not apply.

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d.Trademarks. In fulfilling their respective obligations under this Agreement, neither Party will modify, alter or obscure the other Party’s trademarks or use the other Party’s trademarks in a manner that disparages the other Party or its products or services, or portrays the other Party or its products or services in a false, competitively adverse or poor light. Each Party will, and will cause each of its Affiliates to, comply with the other Party’s instructions as to the form of use of the other Party’s trademarks and will avoid any action that diminishes the value of such trademarks. Neither party shall use the other Party’s trademark or name in any press release or on its website, without the written approval of the other party, for Talcott such approval shall be provided by its Corporate Relations Department.
e.Residual Information. Notwithstanding anything to the contrary in this Agreement, each Party and its Affiliates will be free to use the ideas, concepts, methodologies, processes and know-how that are used, developed or created in the course of performing or receiving the Services that are retained in the unaided mental impressions of the employees of such Party or its Affiliates, provided that such use does not infringe any patent, copyright or trademark of the other Party or its Affiliates.
f.Additional Acts. Each Party agrees to execute documents or take other actions as may be reasonably requested by the other Party, to perfect each Party’s respective ownership rights as set forth in this Article 15 (Intellectual Property Rights).
g.Open Source Software. Cognizant will use commercially reasonable efforts to identify to Talcott any Open Source materials that it may make available to Talcott under any Statement of Work. If Cognizant identifies any Open Source materials to be made available to Talcott, Talcott will use them pursuant to the terms of the applicable license that Cognizant provides to Talcott. Notwithstanding the foregoing, Cognizant will not knowingly incorporate any Open Source materials into any Deliverable under any Statement of Work, unless approved in writing by Talcott in advance, that requires as a condition of its use, modification or distribution that it be disclosed or distributed in source code form or made available at no charge. Unless otherwise agreed in writing, if Open Source materials are made available by either Party (and, in the case of materials made available by Cognizant, identified to Talcott), such materials will be made available on an “as is” basis and, to the extent permitted by applicable law, without express or implied warranties of any kind.
h.Viruses. Cognizant will not knowingly introduce a Virus or knowingly allow a Virus to be introduced into the Existing Talcott Solution, the Cognizant Solution or any Deliverable. Cognizant will use commercially reasonable efforts to prevent a Virus from unknowingly being introduced into the Existing Talcott Solution, the Cognizant Solution or any Deliverable, including through

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the use of commercially available virus detection software. If any Virus is introduced as a result of a breach by Cognizant of this covenant, Cognizant will exercise commercially reasonable efforts to eradicate the Virus, reduce the effects of the Virus, and restore the affected systems or Deliverable to the same level of service or operation as existed prior to the introduction of such Virus, at no charge to Talcott. If a Virus is introduced into any such systems or a Deliverable without a breach of this covenant by Cognizant, Cognizant will, on a time and materials basis, and with reasonable assistance from Talcott, exercise commercially reasonable efforts to eradicate the Virus, reduce the effects of the Virus, and restore the affected systems or Deliverable to the same level of service or operation as existed prior to the introduction of the Virus.
16.Talcott Audit Rights.
a.General. Upon Talcott's written request not more than once per calendar year, Cognizant shall submit to Talcott : (a) a Service Organization of Controls Report (SOC 2), or (b) if a SOC 2 report is not available, Cognizant shall submit a Service Organization of Controls Report (SOC 1) or Statement on Standards for Attestation Engagements No. 18 Results (SSAE-18); or (c) if neither (a) nor (b) are available, documentation from an independent source that certifies Cognizant’s compliance with industry standards. Subject to the terms set forth below in this Article 16, employees of Talcott and its auditors who are from time to time designated by Talcott, and in the case of third-party auditors, are not a Cognizant Competitor and who agree in writing to the security and confidentiality obligations, procedures, guidelines or other policies reasonably required by Cognizant will be provided with reasonable access to any Cognizant facility at which the Services are being performed by Cognizant to of the extent necessary to reasonably assess Cognizant’s compliance with its obligations hereunder, including (i) verifying the accuracy of Cognizant’s charges to Talcott (ii) verifying that the Services are being provided in accordance with the Agreement, including any Service Levels, and (iii) ascertaining compliance with applicable law, rule, or regulation.
b.Procedures. Any audits may be conducted no more than once per calendar year (unless more frequently required by governmental authorities who regulate Talcott’s business or after a Security Incident), during reasonable business hours upon commercially reasonable prior written notice; provided, however, that the Parties may agree to more frequent audits as deemed reasonably necessary. Cognizant will reasonably cooperate in the audit, including by providing information reasonably required for Talcott or its permitted auditors to conduct the audit and assisting the designated employees of Talcott or its auditors as reasonably necessary to complete the audit. Records that support Cognizant’s performance of the Services and other matters relevant to the Agreement will be retained by Cognizant in accordance with the retention guidelines set forth in Section 16.5 (Record Retention). Notwithstanding anything to the contrary in

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the Agreement, Cognizant will not be required to provide access to the proprietary data of Cognizant or other Cognizant clients. All information regarding Cognizant and its performance hereunder learned or exchanged in connection with the conduct of an audit, as well as the results of any audit, is confidential and, except for the information to which Talcott is entitled to ownership pursuant to the terms of this Agreement, shall constitute the Confidential Information of Cognizant.
c.Results. Following an audit, Talcott will conduct an exit conference with Cognizant to discuss issues identified in the audit that pertain to Cognizant, and Talcott will give Cognizant a copy of any portion of the audit report pertaining to Cognizant. The Parties will review each Cognizant audit issue and will determine (i) what, if any, actions will be taken in response to such audit issues, when and by whom and (ii) which Party will be responsible for the cost of taking the actions necessary to resolve such issues in accordance with the Parties’ obligations as set forth in Article 14 (Compliance with Laws).
d.Cost of the Audit. Talcott’s costs of any audit conducted in accordance with the Agreement will be borne by Talcott; provided, however, that if such audit reveals an overcharge by Cognizant of more than 10% of the aggregate audited Charges, Cognizant will return the overcharged amounts to Talcott and shall reimburse Talcott’s for its reasonable costs of the portion of such audit relating to the overcharge. Compensation for the audit may not be based upon, tied to, contingent upon, connected with or otherwise dependent upon the results or outcome of such audit, including the number or severity of the findings (a “Contingent Audit Arrangement”). Any audit findings or other reports resulting from a Contingent Audit Arrangement will be invalid. In addition, if a Contingent Audit Arrangement has been employed; (i) Cognizant will be reimbursed for any time dedicated by Cognizant, its personnel or its agents in supporting the audit, and (ii) any costs, fees or reimbursements that would have or that had been borne by Cognizant will be borne and/or reimbursed by Talcott.
e.Record Retention. Cognizant will retain the records identified in the applicable Statement of Work for the record retention time periods specified in Talcott’s record retention policy.
f. Survival. Talcott’s audit rights will survive expiration or termination of the Agreement for a period of one year after the Term.
g.Return of Talcott Information. At the expiration or termination of the Agreement, Talcott may request that Cognizant deliver to Talcott the data, Confidential Information, records and supporting documentation and any other information provided to Cognizant by Talcott. Cognizant will retain such records and supporting documentation for the period required by applicable law, rule or regulation or Talcott’s record retention policy.

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17.INSURANCE COVERAGE
a.Cognizant Insurance. Cognizant shall provide and maintain in effect at all times during the Term, at Cognizant’s sole expense, the following insurance coverages and limits:
i..workers’ compensation insurance as required by each jurisdiction in which any the Services are performed;
ii..commercial general liability insurance (including products liability, completed operations and contractual liability coverage) with limits applicable to bodily injury and property damage of $1,000,000 per occurrence, and $2,000,000, and containing a waiver of subrogation against Talcott;
iii..business automobile liability insurance with limits of $1,000,000 per occurrence combined single limit;
iv..excess or umbrella insurance with limits of $5,000,000 per each occurrence and in the aggregate and containing a waiver of subrogation against Talcott;
v..errors and omissions insurance with limits of $1,000,000 per claim and in the aggregate; and
vi..privacy and network security (sometimes otherwise known as cyber liability) insurance for protection against liability for systems attacks and liability arising from the loss or disclosure of confidential data with limits of $5,000,000 per occurrence and in the aggregate.
Each Policy shall be primary as to any insurance maintained by Talcott. Cognizant shall furnish Talcott, at Talcott’s request, insurance certificates for such insurance policies. The insurance requirements set forth in this Article 17 (Insurance Coverage) will not limit or expand Cognizant’s liability under or related to the Services or the Agreement.
18.Representations and Warranties
a.Mutual Representations and Warranties. Each Party represents and warrants that, as of the Effective Date:
i..Duly Organized and in Good Standing. It is an entity duly organized validly existing and is in good standing under the laws of the jurisdiction in which it is organized, and is good standing in each other jurisdiction where the failure to be in good standing would have a material adverse effect on its business or its ability to perform its obligations under the Agreement.

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ii..Power and Authority. (i) it has all necessary power and authority to (a) own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to the Agreement and (b) enter into the Agreement and to perform its obligations hereunder and (ii) the execution and delivery of the Agreement and the consummation of this transactions contemplated by the Agreement have been duly authorized by all necessary actions on its part.
iii..Agreement Valid and Binding. The Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against it in connection with its terms.
iv..No Conflicts. To its knowledge, it is not a party to, and is not bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment or order which would be contravened or breached as a result of the execution of the Agreement or consummation of the transactions contemplated by the Agreement.
b.Performance Warranties.
i..Services Warranty. The Services rendered hereunder will be performed in a good and workmanlike manner by personnel meeting the qualifications required by the Agreement.
ii..Deliverables Warranty.
(1)With respect to each Deliverable, Cognizant warrants for a period of 30 days following delivery of the such Deliverable (the "Warranty Period") that the Deliverable will materially conform to the corresponding specifications for such Deliverable that are set forth in the applicable Statement of Work.
(2) In the event that any Deliverable fails to conform to the foregoing warranty in any material respect, the sole and exclusive remedy of Talcott will be for Cognizant, at its expense, to promptly use commercially reasonable efforts to cure or correct such failure. The foregoing warranty is expressly conditioned on (i) Talcott providing Cognizant with prompt written notice of any claim thereunder prior to the expiration of the applicable Warranty Period, which notice must identify with particularity the non-conformity; (ii) Talcott's full cooperation with Cognizant in all reasonable respects relating thereto, including, in the case of software, assisting Cognizant to locate and reproduce the non-

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conformity; and (iii) with respect to any Deliverable, the absence of any alteration or other modification of such Deliverable by any person or entity other than Cognizant or a Cognizant Subcontractor.
(3)This Section 18.2.2 (Deliverables Warranty) shall not apply with respect to a Service subject to a Service Level or any Deliverable if the Services associated with the Deliverable are included in the calculation of a Service Level.
c.Regulatory and Corporate Proceedings. Each Party will obtain all regulatory approvals, independently examine government regulations applicable to its business that may affect the Services, obtain any necessary permits and comply with any regulatory requirement applicable to such Party and its obligation under the Agreement that may affect the Services. Each Party will from time to time inform the other in writing of regulatory or legal requirements specific to its business that may affect the Services.
d.DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 18 (REPRESENTATIONS AND WARRANTIES), COGNIZANT DOES NOT MAKE OR GIVE ANY REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND, WHETHER SUCH REPRESENTATION, WARRANTY, OR CONDITION BE EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, QUALITY, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY REPRESENTATION, WARRANTY OR CONDITION FROM COURSE OF DEALING OR USAGE OF TRADE.
19.INDEMNIFICATION
a.Indemnity by Cognizant. Cognizant will defend Talcott and its Affiliates and their officers, directors and employees (“Talcott Indemnitees”) from claims of third parties that are not Affiliates of Talcott, and indemnify and hold the Talcott Indemnitees harmless from and against resulting Losses, to the extent arising out of the following:
i..any damage, loss or destruction of any real or tangible personal property of Talcott or its Affiliates to the extent caused by the negligence or willful misconduct of Cognizant;
ii..the death or bodily injury of any employee of Talcott or its Affiliate to the extent caused by the negligence or willful misconduct of Cognizant;

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iii..Cognizant’s material breach of its obligation to obtain, maintain or comply with any Required Consents, or pay any fee in respect thereof, for which Cognizant is responsible as specified in the Agreement;
iv..taxes, together with interest and penalties thereon, assessed or imposed against Talcott as a result of Cognizant’s failure to pay taxes that are Cognizant’s responsibility pursuant to the terms set forth in Section 5.9 (Taxes); or
v..subject to Section 6.4 (Former Talcott Personnel), any aspect of the employment of the employees of Cognizant or its Affiliate, or the termination of such employment; including (i) a violation of law for the protection of persons or members of a protected class or category of persons by Cognizant, including unlawful discrimination; (ii) work related injury or death, except as may be covered by Cognizant's workers' compensation plan; and (iii) any representations, oral or written, made by Cognizant to such employees.
b.Indemnity by Talcott. Talcott will indemnify Cognizant and its Affiliates and their officers, directors and employees (“Cognizant Indemnitees”) from claims of third parties that are not Affiliates of Talcott, and indemnify and hold the Cognizant Indemnitees harmless from and against resulting Losses, to the extent arising out of:
i..any damage, loss or destruction of any real or tangible personal property of Cognizant or its Affiliates to the extent caused by the negligence or willful misconduct of Talcott;
ii..the death or bodily injury of any employee of Cognizant or its Affiliate to the extent caused by the negligence or willful misconduct of Talcott;
iii..Talcott’s material breach of its obligation to obtain, maintain or comply with any Required Consents, or pay any fee in respect thereof, for which Talcott is responsible as specified in the Agreement;
iv..taxes, together with interest and penalties, assessed or imposed against Cognizant for which Talcott has responsibility pursuant to the terms set forth in Section 5.9 (Taxes) or
v..any aspect of the employment of the employees of Talcott or its Affiliate, or the termination of such employment; including (i) a violation of law for the protection of persons or members of a protected class or category of persons by Talcott, including unlawful discrimination; (ii) work related injury or death, except as may be

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covered by Talcott's workers' compensation plan; and (iii) any representations, oral or written, made by Talcott to such employees.
c.Intellectual Property Rights Indemnity.
i..Mutual Infringement Indemnification. Cognizant and Talcott (in such role, the "IP Indemnifying Party") each agree to indemnify and hold harmless the other and the other’s officers, directors and employees (in such role, the "IP Indemnified Parties") from and against any costs and damages awarded against the IP Indemnified Parties by a court pursuant to a final judgment as a result of, and to defend the IP Indemnified Parties against, claims of infringement of a U.S. patent or copyright or misappropriation of any trade secret related to a Deliverable (excluding any portion of a Deliverable consisting of Talcott Materials) or Cognizant Materials (in the case of indemnification by Cognizant), or any claim relating to Talcott Materials (in the case of indemnification by Talcott).
ii..Intellectual Property Rights Exclusions. Talcott shall have no obligation under Section 19.3.1 (Mutual Infringement Indemnification) or other liability for any infringement or misappropriation claim to the extent resulting or alleged to result from: (i) modifications to any Talcott Materials made by Cognizant or a Cognizant Subcontractor, (ii) Cognizant’s use of Talcott Materials in combination with or incorporated into any equipment, software or materials not approved or provided by Talcott, or (iii) Cognizant’s continuing any allegedly infringing activity after being notified thereof or being informed thereof and provided modifications that would have avoided the alleged infringement. Cognizant shall have no obligation under Section 19.3.1 (Mutual Infringement Indemnification) or other liability for any infringement or misappropriation claim to the extent resulting or alleged to result from: (i) modifications made other than by Cognizant or a Cognizant Subcontractor, (ii) use of a Deliverable or Cognizant Materials in combination with or incorporated into any equipment, software or materials not approved or provided by Cognizant, (iii) compliance with the instructions, designs or specifications provided by or on behalf of Talcott, (iv) incorporation of any Talcott Materials, (v) Talcott's continuing any allegedly infringing activity after being notified thereof or after being informed and provided with modifications that would have avoided the alleged infringement, (vi) external distribution of a Deliverable for claims related to patent infringement.
iii..Infringement Remedies. If an infringement or misappropriation claim described in Section 19.3.1 (Mutual Infringement Indemnification)

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arises, or if the IP Indemnifying Party reasonably believes that a claim is likely to be made, the IP Indemnifying Party shall exercise commercially reasonable efforts to, at its option: (i) modify the allegedly infringing item to make it non-infringing but functionally equivalent; (ii) replace the allegedly infringing item with an item that is non-infringing but functionally equivalent; or (iii) obtain for the IP Indemnified Parties the right to use the allegedly infringing item on commercially reasonable terms. If the IP Indemnifying Party is unable to accomplish one of the foregoing options on commercially reasonable terms, then it may remove or obtain the return of the allegedly infringing item from the IP Indemnified Parties. If Cognizant is the IP Indemnifying Party and (i) the removed or returned item is a Deliverable, Cognizant will refund to Talcott the fees received for such Deliverable as reduced based on a five (5) year straight line depreciation, and (b) the removed or returned item materially diminishes the Services, Cognizant will agree to an equitable reduction in the Charges to account for the reduced level of Services. If Talcott is the IP Indemnifying Party and the removed or returned item prevents or delays Cognizant from performing any portion of the Services, then Cognizant will be excused from any such failure or delay.
iv..Remedy Exclusive. This Section 19.3 (Intellectual Property Rights Indemnity) sets forth the exclusive remedy and entire liability and obligation of each Party with respect to third party intellectual property infringement or misappropriation claims, including patent or copyright infringement claims and trade secret misappropriation.
d.Indemnification Procedures.
i..Notices. Promptly after receipt by an indemnitee of any written claim or notice of any third party action giving rise to a claim for indemnification by the indemnitee, the indemnitee will so notify the indemnitor and will provide, as soon as reasonably possible, copies of such claim or any documents relating to the action. Failure to so notify an indemnitor will not relieve the indemnitor of its obligations under the Agreement except to the extent that such failure or delay is prejudicial to indemnitor. Within 30 days following receipt of such written notice, but in any event no later than ten days before the deadline for any responsive pleading, the indemnitor will provide a Notice of Assumption of Defense if the indemnitor elects to assume control of the defense and settlement of such claim or action. The indemnification obligation does not apply to the extent that the indemnitee is responsible for the claim.

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ii..Assumption of Defense. If the indemnitor delivers a Notice of Assumption of Defense with respect to a claim within the required period, the indemnitor will have sole control over the defense and settlement of such claim; provided, however, that (i) there must be cooperation between the Parties; (ii) the indemnitee will be entitled to participate in the defense of such claim on a monitoring, non-controlling basis and to employ counsel at its own expense; and (iii) the indemnitor will obtain the prior written approval of the indemnitee before entering into any settlement of such claim if the settlement requires any admission on the part of any indemnitee or any performance obligations by any indemnitee including any payment obligation. After the indemnitor has delivered a timely Notice of Assumption of Defense relating to any claim, the indemnitor will not be liable to the indemnitee for any legal expenses incurred by such indemnitee in connection with the defense of such claim; provided, that the indemnitor will pay for separate counsel for the indemnitee to the extent that conflicts or potential conflicts of interest between the Parties so require. In addition, the indemnitor will not be required to indemnify the indemnitee for any amount paid by such indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Assumption of Defense if such amount was agreed to without prior written consent of the indemnitor. An indemnitor may withhold consent to settlement of claims of infringement affecting its proprietary rights in its sole discretion.
iii..No Assumption of Defense. If the indemnitor does not deliver a Notice of Assumption of Defense relating to a claim within the required notice period, the indemnitee will have the right to defend the claim in such a manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor will promptly reimburse the indemnitee for all such costs and expenses upon written request therefor.
e.Subrogation. In the event an indemnitor indemnifies an indemnitee pursuant to this Article 19 (Indemnification), the indemnitor will, upon payment in full of such indemnity, be subrogated to all of the rights of the indemnitee with respect to the claim to which such indemnity relates.
20.Limitation of Liability and Exclusions
a.Limit on Types of Damages Recoverable. Subject to Section 20.3 (Exceptions to Exclusions of Consequential and Direct Damage Cap), in no event shall either Party be liable to the other Party or any other person or entity for any special, exemplary, indirect, incidental, consequential or punitive damages of any kind or nature whatsoever (including, without limitation, lost

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revenues, profits, savings or business, or contribution or indemnity in respect of any claim against the Party) or loss of records or data, whether in an action based on contract, warranty, strict liability, tort (including, without limitation, negligence) or otherwise, even if such Party has been informed in advance of the possibility of such damages or such damages could have been reasonably foreseen by such Party
b.Limit on Amount of Direct Damages Recoverable.
Except as provided in Section 20.3 (Exceptions to Exclusions of Consequential and Direct Damage Cap), in no event shall the liability of a Party, its Affiliates and subcontractors to the other Party or any other person or entity arising out of or in connection with the Services provided pursuant to:
i..a particular Statement of Work exceed, in the aggregate, for all events, acts, omissions, claims and losses of any kind under the Agreement and such Statement of Work, the lesser of (a) $10,000,000 and (b) the Net Charges (excluding any taxes and reimbursed expenses) paid by Talcott to Cognizant under the applicable Statement of Work in the twelve-month period preceding the last act or omission giving rise to any such liability; and
ii..this Agreement, as a whole, exceed, in the aggregate, for all events, acts, omissions, claims and losses of any kind under the Agreement and all Statements of Work, the lesser of (a) $10,000,000 and (b) the Net Charges (excluding any taxes and reimbursed expenses) paid by Talcott to Cognizant under the Agreement in the twelve-month period preceding the last act or omission giving rise to any such liability
For clarity, (i) the aggregate liability of a Party to the other Party under this MSA and the Agreement in connection with an SOW shall be limited under each SOW pursuant to Section 20.2.1 and (ii) the aggregate liability of a Party to the other Party under this MSA and the Agreement in connection with all SOWs shall be further limited pursuant to Section 20.2.2. As such, if the liability cap under Section 20.2.2 is met, Cognizant shall have no further liability under this MSA or the Agreement for matters that are subject to this Section 20.2 (Limit on Amount of Direct Damages Recoverable) (the “General Cap”). The limitations specified in this Section 20.2 (Limit on Amount of Direct Damages Recoverable) apply to all matters, whether based upon an action or claim in contract, tort, warranty, equity, intended conduct or otherwise (including breach of warranty, negligence or strict liability or other legal or equitable theory) and will survive and apply even if any limited remedy specified in the Agreement is found to have failed of its essential purpose.
c.Exceptions to Exclusion of Indirect Damages and the Direct Damage Cap.

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i..The exclusions and limitations of liability set forth in Section 20.1 (Limit on Types of Damages Recoverable) and the General Cap shall not apply to any of the following:
(1)Talcott's failure to pay Charges due and payable pursuant to the Agreement;
(2)damages attributable to the willful misconduct of a Party;
(3)Losses arising from claims that are the subject of indemnification pursuant to Article 19 (Indemnification);
(4)any violation or misappropriation by a Party or its Affiliates of IPR of the other Party or its Affiliates; and
(5)death or bodily injury caused by any willful misconduct or negligent act or negligent omission for which a Party is responsible.
ii..With respect to any loss or damages attributable to a Party's breach of its obligations with respect to Confidential Information of the other Party as set forth in Article 12 (Confidentiality and Non-Disclosure) or Article 13 (Data Ownership, Security and Privacy), the General Cap shall be supplemented by the Enhanced Damages Cap set forth in Section 20.4 below.
d.Enhanced Cap. Notwithstanding anything to the contrary, in no event shall the liability of Cognizant, its Affiliates and subcontractors to Talcott or any other person or entity arising out of or in connection with Cognizant’s breach of Article 12 (Confidentiality and Non-Disclosure) or Article 13 (Data Ownership, Security and Privacy) exceed, in the aggregate, the General Cap plus an amount equal to fifty percent (50%) of the General Cap (such additional 50% amount, the "Enhanced Damages Cap"). For clarity, the Enhanced Damages Cap is not a separate and independent limitation on liability from the General Cap. All liability of a Party shall be applied first against the General Cap and then, if applicable, the Enhanced Damages Cap.
e.Mitigation. Each Party shall have a duty to mitigate damages for which the other Party is responsible.
21.Termination
a.Termination by Talcott.
i..Termination of MSA for Cause. If Cognizant defaults in the performance of any of its material obligations under this MSA, and does not cure such default within the Default Cure Period after receipt

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of notice of such breach from Talcott (or Cognizant fails to reach an agreement with Talcott regarding the cure thereof within such period), then Talcott may, by giving notice to Cognizant Worldwide, terminate this MSA and all Statements of Work then in effect, as of the termination date specified in the notice of termination.
ii..Termination of SOW for Convenience. Except to the extent set forth in a Statement of Work, Talcott may terminate for convenience any Statement of Work by giving Cognizant at least 180 days’ notice of such termination; provided that such notice may not be given earlier than the ninety (90) days following the applicable Service Commencement Date.
iii..Termination of SOW by Talcott for Cause. If Cognizant defaults in the performance of any of its material obligations under a Statement of Work, and does not cure such default within breach within the Default Cure Period after receipt of notice of such breach from Talcott (or Cognizant fails to reach an agreement with Talcott regarding the cure thereof within such period, then Talcott may, by giving notice to Cognizant, terminate such Statement of Work as of the termination date specified in the notice of termination.
b.Termination by Cognizant for Cause. If Talcott defaults in the performance of any of its material obligations under a Statement of Work including, without limitation, its obligation to make payments due to Cognizant thereunder, and does not cure such default within breach within the Default Cure Period after receipt of notice of such breach from Cognizant, then Cognizant may, by giving notice to Talcott, terminate either the Statement of Work affected by such defaults or the Agreement and all Statement of Work then in effect, as of the termination date specified in the notice of termination
c.Changes in Law. Either Party may terminate a Statement of Work by giving the other Party at least 180 days prior written notice and designating the termination date if a law enacted, created or modified after the effective date of the Statement of Work increases the terminating Party’s cost of providing (if Cognizant is the terminating Party) or receiving the terminated Services (if Talcott is the terminating Party) by more than five (5) percent and the Parties are unable to agree upon equitable adjustment in Charges or the scope of the affected Services that would address the new or modified law in a manner that is satisfactory to the Parties.
d.Effect of Termination.
i..Liabilities and Damages. Termination of the Agreement or any categories of Services for any reason under this Article 21 (Termination) will not affect (i) any liabilities or obligations of either

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Party arising before such termination or out of the events causing such termination or (ii) any damages or other remedies to which a Party may be entitled under the Agreement, at law or in equity arising from any breaches of such liabilities or obligations.
ii..Termination Charges. In the event of the termination of a Statement of Work for any reason other than termination by Talcott pursuant to Section 21.1.3 (Termination of SOW by Talcott for Cause), Talcott will pay to Cognizant: (i) the early termination fees set forth in the applicable Statement of Work; and (ii) an amount equal to: (A) stranded asset costs, including (a) the unamortized portion of any assets (including without limitation equipment and Software) purchased by Cognizant to provide the Services, (b) any remaining lease payments associated with any equipment leased by Cognizant to provide the Services, (c) any prepaid amounts under equipment or software maintenance agreements that Cognizant has executed in order to properly maintain the applicable equipment and Software as otherwise required under the Agreement, and (d) any other remaining financial obligations or liabilities that Cognizant has incurred in order to provide the Services to Venerable; (B) any other unamortized upfront investments made by Cognizant, including as a result of any straight-line pricing; and (C) any applicable wind down costs. In the event of the partial termination of the Services provided pursuant to a Statement of Work, Talcott will pay to Cognizant such amounts to the extent applicable to the terminated Services, with such amounts being prorated based on the percentage of the Services terminated as compared to the remaining Services under the applicable Statement of Work as applicable.
e.Termination Assistance.
i..Continuation of Services. At Talcott's request, Cognizant will provide to Talcott for up to twelve months after the expiration date of the SOW Term or, if applicable, the effective date of termination, any and all of the Services being performed by Cognizant prior to such date to facilitate an orderly transition of the Services to Talcott or its designee.
ii..Termination Assistance. Commencing twelve months before the expiration of the SOW Term or, if applicable, upon delivery of a termination notice by Talcott or Cognizant pursuant to Section 21.4 (Exercise of Rights), and continuing until the expiration of the SOW Term or, if requested by Talcott, for up to twelve months thereafter, Cognizant will provide to Talcott or Talcott's designee Termination Assistance.

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iii..Charges. This Agreement will continue to govern the performance of all post-termination Services, including Termination Assistance. The charges for the Services will be the rates set forth in a SOW in effect as of the expiration or termination date and the charges for any such Termination Assistance that is not within the scope of the Services, shall be mutually agreed to by the Parties, and being performed by Cognizant prior to termination or expiration of this Agreement will be Cognizant’s standard rates for such services; provided, however, that if this Agreement is terminated by Cognizant for non-payment pursuant to Section 21.2 (Termination by Cognizant for Cause), Talcott must prepay on a monthly basis all charges for Services and Termination Assistance following termination or expiration of this Agreement.
22.FORCE MAJEURE.
a.Force Majeure Event. Subject to the terms of this Article 22 (Force Majeure Event), excluding any payment obligations, neither Party shall be liable for any default or delay in the performance of its obligations under the Agreement if and to the extent such default or delay a Force Majeure Event. In such event the non-performing Party shall be excused from performance or observance of the obligation(s) to the extent so affected for as long as such circumstances prevail. Such non-performing Party will use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent commercially practicable without delay.
b.Notice and Cooperation. Any party so prevented, hindered or delayed in its performance shall, as quickly as reasonably possible under the circumstances (but in any event within five days, with written confirmation immediately thereafter) notify the party to whom performance is due by telephone of the occurrence of the Force Majeure Event and describe at a reasonable level of detail the circumstances of the Force Majeure Event, the steps being taken to address it, and the expected duration of such Force Majeure Event. In the event of a Force Majeure Event, Cognizant shall reasonably cooperate in implementing any reasonable workaround requested by Talcott.
23.DISPUTE RESOLUTION
a.Informal Negotiations. In the event of any dispute, controversy, or claim of any kind arising out of or relating in any way to the Agreement or the breach thereof (each a “Dispute”), prior to filing a notice of arbitration, the Party claiming a Dispute will send a written notice to the other Party describing the basis for the Dispute and the requested remedy, and inviting the other Party to have its executive confer with a named executive of the claiming party to attempt to negotiate a resolution. The claiming Party may file the notice of arbitration in accordance with the Rules (defined below) after the executive conference is completed, if the invitation to confer is declined, or if, within

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fourteen days after the Dispute notice is delivered, there is no response to the invitation or the Parties are unable to schedule the conference.
b.Arbitration.
i..Arbitration. Subject only to Section 23.3 (Access to Courts) below, any Dispute that is not settled through the negotiation process required under Section 23.1 (Informal Negotiations), will be settled by final and binding arbitration administered by the International Centre for Dispute Resolution under the International Dispute Resolution Procedures – International Arbitration Rules (available at WWW.ICDR.ORG) (the “Rules”). The Parties waive any right to mediate a Dispute and any mediation provisions contained in the Rules will not apply.
ii..Arbitration Process. In-person hearings or meetings with the arbitrator(s) will be held in New York, New York and the seat of the arbitration will be New York, New York. The sole arbitrator, or the presiding arbitrator in the case of a three-arbitrator panel, will either be a retired judge or a lawyer with at least ten (10) years of experience in information technology matters. Each award shall include written findings of fact and conclusions of law and will be final and binding, except that if the arbitration is conducted by a single arbitrator and US$10,000,000 or more in damages are awarded against a Party (exclusive of interest, attorneys’ fees, and arbitration fees and costs), that Party may appeal the award to a panel of three arbitrators pursuant to the Optional Appellate Arbitration Rules of the American Arbitration Association. The existence of a Dispute or the content or result of any award will constitute the Confidential Information of both Parties and the Parties will require that the arbitrator of any Dispute be bound to maintain the confidentiality of such Confidential Information. All informal and formal negotiations between the Parties regarding a Dispute will be treated as compromise and settlement negotiations under applicable rules of evidence and no written or oral statements of position or offers of settlement made during the informal or formal Dispute resolution procedures will be offered into evidence for any purpose, or constitute an admission or waiver of rights by either Party.
c.Access to Courts. Either Party may at any time apply to a court with appropriate jurisdiction only to (i) seek interim or provisional relief necessary to protect its rights or property pending the resolution of a Dispute in accordance with these procedures, including injunctive relief and specific performance, or (ii) enter or enforce any final and binding arbitration award.

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d.WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY.
24.ADDITIONAL TERMS
a.Governing Law. This Agreement will be governed by the laws of the State of New York, without reference to the principles of conflicts of law. The Parties acknowledge and agree that this Agreement relates solely to the performance of services (not the sale of goods) and, accordingly, will not be governed by the Uniform Commercial Code of any State having jurisdiction. In addition, the provisions of the Uniform Computerized Information Transaction Act and United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
b.Public Disclosures; Use of Name. All media releases, public announcements and public disclosures by either Party relating to the Agreement or the subject matter of the Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution, will be coordinated with and approved by the other Party prior to release. Neither Party shall use the name or logo of the other Party without the other Party’s prior written consent. Each Party acknowledges that the terms of the Agreement are confidential in nature and agree that, in connection with any consent, approval, notice or authorization of, or registration, declaration or filing required in connection with the Agreement, the provisions of Section 12.3 (Compelled Disclosure) will apply. Notwithstanding the foregoing, Cognizant may without Talcott’s consent (i) identify Talcott by name as a client of Cognizant in responses to request-for-proposals submitted by Cognizant; and (ii) without identifying the Talcott, describe non-confidential aspects of the provision of the Service.
c.Independent Contractors. Cognizant will perform its obligations under the Agreement as an independent contractor of Talcott. Nothing herein will be deemed to constitute Cognizant and Talcott as partners, joint venturers, or principal and agent. Neither Party has the authority to represent the other Party as to any matters, except as expressly authorized in the Agreement.
d.Third Party Beneficiaries. Nothing in the Agreement, express or implied, is intended to confer on rights, benefits, remedies, obligations or liabilities on any person (including, without limitation, any employees or Affiliates of the Parties or any Eligible Recipient) other than the Parties or their respective successors or permitted assigns.
e.Binding Nature and Assignment.

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i..Neither Party may assign or otherwise transfer any of its rights, duties or obligations under the Agreement without the prior written consent of the other Party, except either Party may, upon prior written notice to the other Party (but without any obligation to obtain the consent of such other Party), assign the Agreement or any of its rights hereunder to any affiliate of such Party, or to any entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock, assets or business of such Party, if such entity agrees in writing to assume and be bound by all of the obligations of such Party under the Agreement.
ii..In no event can any assignee be a direct competitor of the other Party, and the assignee must possess the requisite resources (financial and otherwise) to fulfill its obligations under the Agreement.
iii..Any assignment in contravention of this subsection will be void. Any consent by a Party to any assignment of the Agreement will not constitute its consent to further assignments.
f.Entire Agreement. This Agreement, including the Schedules, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. There are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in the Agreement.
g.Amendment and Waiver. No supplement, modification, amendment or waiver of the Agreement will be binding unless executed in writing by the Party against whom enforcement of such supplement, modification, amendment or waiver is sought. No waiver of any of the provisions of the Agreement will constitute a waiver of any other provision (whether or not similar) nor will such waiver constitute a continuing waiver unless otherwise expressly provided.
h.Consents and Approvals. Where approval, acceptance, consent or similar action by either Party is required under the Agreement, such action will not be unreasonably delayed, conditioned or withheld unless the Agreement expressly provides that it is in the discretion or sole discretion of the Party. Each Party will obtain and maintain its consents and approvals as needed for the activities, responsibilities and functions contemplated in the Agreement.
i.Covenant of Good Faith. Each Party, in its respective dealings with the other Party under or in connection with the Agreement, will act reasonably and in good faith.

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j.Notices. Any notice, demand or other communication required or permitted to be given under the Agreement will be in writing and will be deemed delivered to a Party when delivered by registered mail, international air courier, facsimile, or the equivalent receipt. Notices will be deemed given when received as indicated on the facsimile, registered mail, or other delivery receipt.
If to Cognizant, to:    Cognizant Worldwide Limited
    1 Kingdom Street,
Paddington Central,
London W2 6BD
United Kingdom
Phone: +44 (0)20 7297 7600

With a Copy to:
Cognizant Technology Solutions
500 Frank W. Burr Blvd.
Teaneck, NJ 07666
Attn: General Counsel
Telephone: 1-201-801-0233

If to Talcott, to:    Head of Procurement
Talcott Resolution Life Insurance Company
One Griffin Road North
Windsor, CT 06095
Telephone: 1-800-862-6668
With a Copy to:     General Counsel
Talcott Resolution Life Insurance Company
One Griffin Road North
Windsor, CT 06095
Telephone: 1-800-862-6668

k.Survival. Any provision of the Agreement which contemplates performance or observance subsequent to any termination or expiration of the Agreement, will survive termination of the Agreement, including the following: Section 5 (Charges), Section 6 (Personnel), Section 8 (Cognizant Subcontractors and Third Party Vendors), Section 12 (Confidentiality and Non-Disclosure), Section 15 (Intellectual Property Rights), Section 16 (Audit Rights) (subject to Section 16.6), Section 18 (Representations and Warranties) (subject to the expiration of any applicable Warranty Period), Section 19 (Indemnification), Section 20 (Limitation of Liability and Exclusions), Section 23 (Dispute Resolution), and Section 24 (Additional Terms).

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l.Severability. If any provision of the Agreement will be determined by any court of competent jurisdiction to be invalid or unenforceable, as to such jurisdiction, such invalidity or unenforceability will not affect the remainder of the Agreement, which will be construed as if such invalid or unenforceable provision had never been a part of the Agreement but in a manner so as to carry out as nearly as possible the Parties’ original intent.
m.Headings. The division of the Agreement into Articles, Sections, subsections, Attachments and Schedules, the division of Schedules or Attachments of the Agreement into Sections and subsections, and the insertion of headings in the Agreement are for convenience of reference only and will not affect its constructions or interpretation.
n.Presumption. The Parties are sophisticated and have been represented by counsel during the negotiation of the Agreement. As a result, the Parties believe the presumption of any laws or rules relating to the interpretation of contracts against the drafter thereof should not apply, and hereby waive any such presumption.
o.Counterparts. This MSA and any Statement of Work may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.
[Signature page follows.]

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IN WITNESS WHEREOF, Cognizant and Talcott have caused this MSA to be signed and delivered by their duly authorized officers, all as of the date first herein above written.

COGNIZANT WORLDWIDE LIMITED Signature: Print Name: Title:	TALCOTT RESOLUTION Signature: Print Name: Title:

Solely for the purpose of acknowledging that CTS US may perform local services in the United States of America in accordance with Section 2.3:
COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION
Signature:
Print Name:
Title:

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Exhibit A - Definitions
“Access” or “Accessing” means to access, view, alter, use, process, transfer, store, host, disclose, erase, destroy, or dispose of Personal Information, and includes any operation or set of operations performed upon Personal Information, whether or not by automated means.
“Agreement” means this MSA together with all Statement(s) of Work incorporating this MSA by reference.
“Affiliate” of any specified person or entity, means any other person or entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the specified person or entity.
“Applicable Data Laws” means the privacy, data security, and data protection laws, directives, regulations, orders, and rules in the jurisdiction(s) applicable to Cognizant and/or the Services provided under the Agreement.
“Authorized Person(s)” means the individual(s) to whom Talcott or Cognizant has granted Access to Personal Information.
“Change Control Document” means a written document, indicating: (i) the effect of the proposal, if any, on the Charges and the manner in which such effect was calculated; (ii) the effect of the proposal, if any, on Service Levels and any necessary revisions thereto; (iii) the anticipated time schedule for implementing the proposal; and (iv) any other information requested in the proposal or reasonably necessary for Talcott to make an informed decision regarding the proposal.
“Change Control Procedures” means the procedures described in Section 7.1 (Change Control Procedures) by which changes in or additions to the Services or other aspects of the Agreement will be made.
“Charges” means the amounts to be charged to Talcott as described in each Statement of Work, plus any taxes and duties further described herein.
“Cognizant” means Cognizant Worldwide except with respect to a Statement(s) of Work entered into by an Affiliate of Cognizant Worldwide as provided in Section 2.2 (Cognizant and Talcott Affiliates), in which case “Cognizant” means such Affiliate with respect to such Statement(s) of Work and this MSA as incorporated into such Statement(s) of Work.
“Cognizant Competitor” means those persons or entities set forth on the attached Exhibit D and their Affiliates, successors and assigns, as such list Schedule may be modified by Cognizant from time to time.
“Cognizant Developed Item” means any ideas, concepts, work product, business methods, know-how or techniques (and Intellectual Property Rights therein) developed by Cognizant at Cognizant’s expense, or any third party acting on Cognizant’s behalf, whether in connection with the Agreement or otherwise.
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“Cognizant Facilities” means any facility owned, operated or managed by Cognizant from where Cognizant provides Services.
“Cognizant Materials” means any materials, documentation, manuals, guidelines, software, tools, designs, drawings, or other items licensed to or owned by Cognizant or a Cognizant Affiliate and used by Cognizant or a Cognizant Subcontractor to perform the Services, including Cognizant Software.
“Cognizant Permitted Activity” means (i) utilizing third party infrastructure providers in order to provide infrastructure in support of the Services; (ii) modifying the Cognizant Solution in the same manner as the Cognizant Solution is modified for other customers of Cognizant utilizing the Cognizant Solution; (iii) engaging vendors providing equipment or software (and services in support of such equipment or software) to support the provision of Services and/or (iv) subcontracting for third party services or products that are not principally dedicated to performance of Services for the Talcott, which are not material to a function constituting a part of the Services, do not result in a material change in the way Cognizant conducts its business, or are composed of small scale temporary labor.
“Cognizant Personnel” means those employees, representatives, contractors, subcontractors and agents of Cognizant, its subcontractors, Affiliates or other agents or representatives who perform any work in connection with the Services.
“Cognizant Personnel Personal Data” means the Personal Information of the Cognizant Personnel.
“Cognizant Solution” means all equipment, systems, software, documentation, end user and technical manuals and help materials (printed or electronic), tools, utilities, operating systems, and databases that Cognizant uses to provide the Services. For clarity, the Cognizant Solution includes any Cognizant Materials used to provide the Services, and unless expressly stated otherwise the Cognizant Solution excludes the Existing Talcott Solution.
“Cognizant Software” means software that is owned by or licensed to Cognizant or a Cognizant Affiliate and used by Cognizant or a Cognizant Subcontractor to provide the Services.
“Confidential Information” means any non-public information (or materials) belonging to, concerning or in the possession or control of a Party or its Affiliate that is furnished, disclosed or otherwise made available (directly or indirectly) to the other Party or its Affiliate in connection with this Agreement, and which is (a) marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature; or (b) of a type that a reasonable person would recognize as confidential. Talcott Confidential Information includes but is not limited to the following, whether or not it is marked confidential or how it is marked: (i) Talcott Data and Talcott Materials, (ii) the Existing Talcott Solution, and (iii) non-public business plans or records or financial information of Talcott or its Affiliates. Cognizant Confidential Information includes but is not limited to the following, whether or not it is marked confidential or how it is marked: (i) the Cognizant Solution, (ii) Cognizant Materials, (iii) non-public business plans or records or financial information of Cognizant or a Cognizant Affiliate;
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and (iv) the pricing for Cognizant’s and Cognizant Affiliates’ products and services. Each Party’s Confidential Information includes the terms of this Agreement. The portions of any notes, memoranda, compilations, derivative works, data files or other materials prepared by or on behalf of Recipient that constitute or reflect Discloser Confidential Information will also be considered Discloser Confidential Information.
“Control” and its derivatives means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity through the ownership of voting securities or other ownership interests.
“CPI” means the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84 = 100) published by the U.S. Department of Labor, Bureau of Labor Statistics.
“Critical Services” has the meaning given to it in Article 11.
“Critical Service Levels” means the Service Levels designated as such in the applicable Statement of Work.
“Talcott Facilities” means, to the extent specified in a Statement of Work, furnished space in Talcott’s facilities in the location specified in such Statement of Work
“Default Cure Period” means 30 days after receipt by a Party of a notice of default from the other Party pursuant to Section 21 (Termination) of the Agreement or the corresponding provision of a Statement of Work.
“Deliverable” means a work of authorship or other item that (i) is clearly defined and identified in the Statement of Work as a “Deliverable,” and (ii) is created and delivered by Cognizant.
“Discloser” has the meaning set forth in Section 12.1.1.
“Earnback Credit” means a credit earned by Cognizant in the event Cognizant exceeds the Services Level(s) as described in the applicable Statement of Work.
“Effective Date” means the date the Agreement has been signed by the Parties as set forth in the introductory paragraph.
“Excused Performance Problem” means, collectively and individually, Talcott’s (or its contractor’s, agent’s or licensor’s) acts, errors, omissions, or breaches of the Agreement, including, or any failure of any equipment, software, systems or other items provided by or on behalf of Talcott or its contractor, agent or licensor, including: (i) any failure due to incorrect data and/or information provided by Talcott or its contractor, agent or licensor (ii) infringements of third party proprietary rights by Talcott or its contractor, agent or licensor; (iii) willful misconduct or violations of law by Talcott or its contractor, agent or licensor; (iv) Service or resource reductions requested or approved by Talcott and agreed to by the Parties through the Change Control Procedures; provided that Cognizant has previously notified Talcott that the implementation of such request would result in such failure to meet the applicable Service Level or Critical Milestone; (v) a Force Majeure Event; (vi) business process or other changes
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requested by Talcott but which Cognizant demonstrates are not supportable within the Service Levels under the Agreement; and (vii) any failures or defects in Talcott controlled software or hardware not under the control of Cognizant.
“Executive Committee” means a joint committee formed by the Parties as described in Governance Framework.
“Existing Talcott Solution” means all equipment, systems, software, documentation, end user and technical manuals and help materials (printed or electronic), tools, utilities, operating systems, and databases that Talcott or a Talcott Affiliate used immediately prior to the Effective Date to perform or receive functions equivalent or similar to the Services, but excluding any such items owned by Cognizant or a Cognizant Affiliate immediately prior to the Effective Date.
“Force Majeure Events” means events that meet both of the following criteria:
(i)    caused, directly or indirectly, without fault by such Party, by: fire, flood, earthquake, elements of nature or acts of God; acts of war, terrorism, riots, civil disorders, rebellions or revolutions; quarantines, embargoes and other governmental action; or any other cause beyond the reasonable control of such Party; and
(ii)    could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, work-around plans or other means.
“Governance Framework” means the governance framework to be used by the Parties in connection with the Services as described in a Statement of Work.
“Intellectual Property Rights” or “IPR” means all intellectual property rights or analogous rights, including without limitation patents, trade secrets, registered designs, trademarks and service marks (whether registered or not), rights in the nature of unfair competition rights, copyrights, database rights, design rights and all similar proprietary rights including those subsisting (in any part of the world) in inventions, designs, drawings, business methods, performances, computer programs, confidential information, business names, goodwill and the style and presentation of goods or services and applications for protection of any of the above rights anywhere in the world.
“Interest” means interest at the lesser of (a) the prime rate established from time to time by Citibank of New York plus one-and-a-half percent (1.5%) and (b) the maximum rate of interest allowed by applicable law.
“Key Cognizant Positions” means certain positions jointly designated by Cognizant and Talcott as critical to providing the Services under an applicable Statement of Work throughout the SOW Term.
“Losses” means all losses, liabilities, damages and claims, and all related costs and expenses (including any and all reasonable legal fees and reasonable costs of investigation, litigation,
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settlement, judgment, appeal, interest and penalties) incurred by an indemnified party in connection with an indemnified claim pursuant to Article 19 (Indemnification).
“Net Charges” means the Charges net of any discounts, rebates, taxes, pass-through expenses and/or other reimbursable amounts.
“New Services” means new services beyond the scope of the Services being provided pursuant to the Agreement at the time of a Party makes a proposal that Cognizant provide such new services pursuant to the Agreement.
“Notice of Assumption of Defense” means a written notice by an indemnitor to an indemnitee of indemnitor’s election to assume control of the defense and settlement of an indemnified claim or action.
“Open Source” means any third party software that is licensed on terms that materially conform to the open source definition of the Open Source Initiative (https://opensource.org/osd) or any generally accepted replacement for or alternative to such open source definition. Open Source includes Software licensed under the GNU General Public License (GPL).
“Party” means (i) for purposes of this MSA as a standalone agreement, Talcott and Cognizant Worldwide; and (ii) for purposes of this MSA as incorporated by reference into an SOW, each entity executing such Statement of Work.
“Parties” means (i) for purposes of this MSA as a standalone agreement, Talcott and Cognizant Worldwide collectively; and (ii) for purposes of this MSA as incorporated by reference into an SOW, the entities executing such Statement of Work.
“Pass-Through Expenses” will mean the actual invoiced amounts (excluding any Cognizant profit, administrative fee or internal overhead charges) charged to Cognizant by third parties as a pass-through expense that is to be paid or reimbursed by Talcott or a Talcott Affiliate
“Personal Information” means: (i) information relating to an identified or identifiable individual in any form or medium; (ii) information related to an identified or identifiable individual that is protected under Applicable Data Law; or (iii) information that is not specifically about an identified or identifiable individual but, when combined with other information, may identify an individual. In the event that the definition of Personal Information in this MSA is inconsistent with a definition of Personal Information, personal data or similar concept under an Applicable Data Law, then the definition of such concept under the Applicable Data Law shall prevail solely to the extent of the inconsistency.
“Project Executive” means the individual designated by Talcott and Cognizant as its project executive.
“Recipient” has the meaning set forth in Section 12.1.1.
“Required Consent” means such consents of third parties as may be required for the grant by one Party or its Affiliates to the other Party or its Affiliates of rights of access or use with respect
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to resources otherwise provided to or licensed by the Party (or its Affiliates) granting the right of access or use.
“Required Equipment” means all computer hardware, software and other equipment or facilities including servers, power supply, workstations, printers, concentrators, communications equipment and routers identified by Cognizant as necessary for and used by Talcott to receive the Services as specified in a Statement of Work or otherwise specified by Cognizant in writing.
“Schedules” means any schedule, exhibit, agreement or other document either (i) attached to the Agreement, (ii) executed by the Parties concurrently with the Agreement or on the Service Commencement Date, or (iii) executed by the Parties at any time after the Effective Date, if such document states that it is a Schedule to the Agreement.
“Security Incident” means the unauthorized or unlawful destruction, loss, alteration, or disclosure of Personal Information caused by Cognizant’s breach of Article 13 (Data Ownership, Security and Privacy). Security Incidents will not include unsuccessful attempts to Access Data or to interfere with system operations in an information system, such as “scans” or “pings” on a firewall.
“Service Levels” means the required quantitative levels of performance for certain specified Services as more fully set forth in each applicable Statement of Work.
“Service Level Credits” means a credit against future Charges in the applicable amount specified in the Service Level Schedule attached to the applicable Statement of Work.
“Service Level Failure” means any event(s) in which Cognizant fails to meet a Service Level.
“Service Level Termination Event” means any failure by Cognizant to achieve one or more Service Levels in any applicable measurement period which gives rise to a right of termination by Talcott. All Service Level Termination Events will be defined in the applicable Statement of Work.
“Software” means the source code and object code versions of any application programs, operating system software, computer software languages, utilities and other computer programs (i.e., any set of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result), and documentation and supporting materials relating thereto, in whatever form or media, including the tangible media upon which such application programs, operating system software, computer software languages, utilities and other computer programs, and documentation and supporting materials relating thereto are recorded or printed, together with all corrections, improvements, updates and releases thereof.
“Talcott” has the meaning given to it in the introductory paragraph except with respect to a Statement(s) of Work entered into by an Affiliate of Talcott as provided in Section 2.2 (Cognizant and Talcott Affiliates), in which case “Talcott” means such Affiliate with respect to such Statement(s) of Work and this MSA as incorporated into such Statement(s) of Work.
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“Talcott Data” means all data and information (i) furnished, disclosed or otherwise made available (directly or indirectly) to Cognizant by or on behalf Talcott in connection with this Agreement, and (ii) all data and information derived from the foregoing information, including, but not limited to any such information relating to Talcott’s employees.
“Talcott Facilities” means, to the extent specified in a Statement of Work, furnished space in Talcott’s facilities in the location specified in such Statement of Work
“Talcott Materials” means any materials, documentation, manuals, guidelines, software, tools, designs, drawings, or other items owned by Talcott and required to be used by Cognizant to provide the Services (excluding Cognizant Materials).
“Talcott Third Party Materials” means any materials, documentation, manuals, guidelines, software, tools, designs, drawings, or other items licensed to Talcott by a third party and required to be used by Cognizant to provide the Services (excluding Cognizant Materials).
“Term” means the initial term and any renewal term of the Agreement, as further described in Section 3 (Term).
“Termination Assistance” means the planning and other assistance reasonably requested by Talcott to facilitate the orderly transfer of the Services to Talcott or its designee. Such assistance will include Cognizant providing a transition plan to Talcott, which shall provide a complete plan for the operational turnover that enables a smooth transition of the Services provided by Cognizant under this Agreement, to Talcott or a successor provider.
“Third Party Vendors” means Cognizant’s third party providers of facilities, hardware products and equipment, software products (whether provided on a licensed or SaaS basis), cloud services, maintenance and support services, personnel or other products or services.
“Use” means to use, execute, copy, modify, enhance, perform, display, maintain, and create derivative works of an item, and to distribute the item and such derivative works; provided that the right to modify, enhance, and create derivative works shall only apply to Talcott if elsewhere in this Agreement Talcott is expressly granted a right to use or obtain source code for the item or to create derivative works of the item.
“Virus” means any (i) program code or programming instruction(s) or set(s) of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code generally understood as constituting a virus, Trojan horse, worm, back door or other type of harmful code.

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EXHIBIT B
FORM OF STATEMENT OF WORK
Work Order No. COGXX-XXXX for Talcott Resolution – <Project Name>

This Work Order No. COGXX-XXXX (“Work Order”) is entered into by and between the Talcott Resolution Life Insurance Company (“Talcott Resolution”) and Cognizant Worldwide Limited (“Provider”) on <Date> (the “Work Order Effective Date”). The parties agree that this Work Order shall be executed by Talcott Resolution and Provider (the “Agreement”) and as otherwise amended by the Parties, under the Master Services Agreement dated, <Date>. Capitalized terms not otherwise defined in this Work Order will have the meanings ascribed to them in the Agreement.
Cognizant Technology Solutions U.S. Corporation (“CTS US”) shall execute this Work Order solely for purposes of acknowledging that CTS US may provide local services and deliverables within the United States of America to Talcott Resolution on behalf and at the direction of Cognizant Worldwide Limited (“CWW”) under this Work Order.

In consideration of the mutual agreements and covenants set forth below, and in the agreement, the Parties hereby agree as follows:
1.Overview. The following is general information regarding this Work Order:
Name: Project Name
General Description: Provider will provide the following services for the Talcott Resolution in accordance with the <Model> as described in this Work Order.
•Services for Talcott as listed in Section 2
Service Commencement Date: Date
Service End Date: Date
This Work Order incorporates the following attachments:
ATTACHMENT 1 INVENTORY
ATTACHMENT 2 CHARGES
ATTACHMENT 3: TRANSITION PLAN
ATTACHMENT 4: PERSONNEL SCHEDULE
ATTACHMENT 5: SOFTWARE
ATTACHMENT 6: EQUIPMENT, FACILITIES AND THIRD PARTY CONTRACTS TRANSFERS

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ATTACHMENT 7: Additional Terms
ATTACHMENT 8: SERVICE LEVELS
ATTACHMENT 9: ASSET CATALOG
ATTACHMENT 10: gOVERNANCE FRAMEWORK

2.Description of Services. The following specific services to be provided under this Work Order will apply to the inventory described in Attachment 1:
•<Services>

3.Service Levels. The Services under this Work Order shall be performed in accordance with the Service Levels set forth in the Attachment 8 attached to this Work Order.

4.Charges. The charges for the services provided under this work order are set forth in Attachment 2 (Charges) attached to this Work Order.

5.Work Order Term. The term of this Work Order shall commence on the Work Order Effective Date and shall continue for <Number of months> months after the Service Commencement Date, unless this Work Order is terminated in accordance with the Agreement.

6.Transition Plan. Refer to Attachment 3 for Transition plan.

7.Personnel Schedule. The Personnel Schedule is set forth in Attachment 4 (Personnel Schedule) attached hereto.

8.Service Locations. Talcott Resolution locations and the approved Provider locations from which the Services under this Work Order shall be performed are set forth below:
Talcott Resolution Facilities

Street Address	City	State, Country
1 Griffin Rd North	Windsor	CT, USA 06006

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Approved Provider Facilities

Street Address	City	State, Country	Remote Connectivity Required?

Note that Provider Personnel located in the above facilities or otherwise may include Indian and other non U.S. citizens. USA based provider personnel may work as remote workers in a USA based location.

9.Talcott Resolution Software and Provider Software. Talcott Resolution Software necessary for Provider to perform the Services under this Work Order is identified in Attachment 5.1 (Talcott Resolution Software) attached hereto. Talcott Resolution Software, its installation, operation, maintenance, and Permits related thereto shall be Talcott Resolution’s responsibility unless otherwise indicated in Attachment 9 (Asset Catalog). The Provider Software that will be incorporated into any Deliverable or that will be necessary to be used by Talcott Resolution in order to access, modify, maintain, enhance, or use the Services provided under this Work Order or the Deliverables is identified in Attachment 5.2 (Provider Software). The Provider Software, its installation, operation, maintenance, and Permits related thereto shall be The Provider’s responsibility unless otherwise indicated in Attachment 9 (Asset Catalog). No Provider Software, equipment, or systems that is shared among multiple customers or that are subject to third party rights or that fall under the Master Software License Agreement shall be transferred to Talcott Resolution under this Work Order unless expressly indicated otherwise in Attachment 6 (Equipment, Facilities, And Third Party Contracts Transfers).

10.Transfers of Equipment, Facilities, And Third Party Contracts. If any Equipment, Facilities, or Third Party Contracts of Talcott Resolution are to be transferred to or managed by Provider under this Work Order, such transfer or management responsibilities will be identified in Attachment 6 (Equipment, Facilities, And Third Party Contracts Transfers) attached hereto, including any financial, legal, and other responsibilities (e.g., assignment of contracts). In addition, Attachment 9 contains the Asset Catalog:
i) the dedicated and non-dedicated Provider Equipment, Provider Software and Provider Systems that will be used to provide the Services and an indication of any restrictions on Talcott Resolution’s right to purchase or access such.

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(ii) each party’s responsibility in regards to Permits and certifications;
(iii) any exceptions to the MSA or SOW provisions related to the ownership of Deliverables and Work Product
(iv) any other assumptions or obligations of the parties in relation to the Services, Facilities, or any Equipment, Software or other resources

11.Additional Terms
a.Limitation of Liability: For clarity all Losses, claims, damages, and liabilities of the Parties under this Work Order are subject to section IX of Letter of Intent Agreement or the new MSA.
If applicable, the Parties may address items such as the following:
(i)Exceptions to annual Benchmarking:
(ii)Exceptions to the adjustment process or definition of Changed Circumstances:
(iii)Exceptions to the timelines for Acceptance Testing and correction of Deliverables:

b.Attachment 7 (Additional Terms) attached hereto shall contain (if any):
(a) Permitted modifications to the Agreement;
(b) Additional Terms and conditions relating to this Work Order.

c.Personal data will be processed under this SOW only on behalf of Talcott Resolution. Such processing will only be carried out by Cognizant Technology Solutions U.S. Corporation.

12.Notices: Additional copies of notices relating to this Work Order that are required to be given to a Party under the Agreement shall be delivered to:
If to Provider, to:            Cognizant Worldwide Limited
                        1 Kingdom Street, Paddington Central, London
                        United Kingdom W2 6BD
                        Attn: General Counsel

With a copy to:            Cognizant Technology Solutions US Corp
                        500 Frank W. Burr Blvd, Teaneck, NJ 07666
Attn: General Counsel

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If to Talcott Resolution, to:     Talcott Resolution Life Insurance Company                                1 Griffin Road North                                            Windsor, CT, 06095                                            Attn.: VP, Procurement
IN WITNESS WHEREOF, the undersigned have caused this Work Order to be effective as of the Work Order Effective Date

Talcott Resolution Life Insurance Company        COGNIZANT WORLDWIDE LIMITED

By:                             By:
Name:                             Name:
Title:                             Title:
Date:                             Date:

Solely for the purpose of acknowledging, that CTS US may provide local services and deliverables to Talcott Resolution on behalf and at the direction of Cognizant Worldwide Limited in the United States.

COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION

Signature: ______________________________ Print Name: _____________________________

Title: ___________________________________ Date: ___________________________________

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ATTACHMENT 1: INVENTORY

S No	List	Details

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ATTACHMENT 2: CHARGES

This Attachment specifies the projected charges that will be billed to Talcott Resolution for the Services provided under the Work Order.

ATTACHMENT 2.1 TRANSITION CHARGES

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

ATTACHMENT 2.2 ANNUAL CHARGES

Fee Item	Year 1	Year 2	Year 3

ATTACHMENT 2.3 MONTHLY CHARGES

Provider will invoice Talcott Resolution a monthly Fee (“Monthly Charges”) which will be the fees as shown in below beginning <Date> and ending <Date>

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

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ATTACHMENT 2.4 OTHER CHARGES TERMS

•In addition to the Monthly Charges, Talcott Resolution shall pay any applicable taxes and Pass Through expenses.

•In addition to the Monthly Charges, Talcott Resolution shall pay any travel and accommodation expenses incurred for remote resources that is not to exceed 10% of the monthly invoice.

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ATTACHMENT 3: TRANSITION PLAN

S No	Scope	Transition Duration

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ATTACHMENT 4: PERSONNEL SCHEDULE
Key Cognizant Positions

S No	Resource Name(s)	Role(s)

Key Talcott Positions

S No	Resource Name(s)	Role(s)

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ATTACHMENT 5: SOFTWARE

ATTACHMENT 5.1: TALCOTT RESOLUTION SOFTWARE

Talcott Resolution Software (Talcott Resolution Licensed Software and Talcott
Resolution Owned Software) that is necessary for the Provider to use to perform the
Services under this Work Order.
Software	Licensor (If software is Talcott Resolution Licensed Software)

ATTACHMENT 5.2: PROVIDER SOFTWARE

Provider Software (Provider Licensed Software and Provider Owned Software) that will be incorporated into any Deliverable or that will be necessary to be used by Talcott Resolution or any Talcott Resolution Affiliate in order to access, modify, maintain, enhance or use the Services under this Work Order or the Deliverables.
Software	Licensor (if software is Provider Licensed Software)

ATTACHMENT 6: EQUIPMENT, FACILITIES AND THIRD PARTY CONTRACTS TRANSFERS

S No	List	Details

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ATTACHMENT 7: Additional Terms

a.Additions to this work order:

i..Talcott Resolution shall be responsible to provide all the software and access required for provider personnel to provide the In-Scope services

ii..Any reduction in provider personnel from the Team will require << number of weeks >> weeks’ notice period for onshore resources and << number of weeks >> weeks’ notice period for offshore resources

iii..The lead time towards on-boarding the Provider Personnel will be << number of weeks >> to << number of weeks >> weeks

iv..Unless otherwise agreed to by the Parties, the fees for work done outside of the Fixed Capacity shall be determined on a time and materials basis through an agreed upon rate card

v..Scope Review and Assessment: The Parties have agreed that the Provider will track all of the Provider Services. Parties will collectively review this information to determine if changes in the Provider Work Order Charges, capacity and/or scope of Services are required to meet the current business needs. If the Parties agree that a change is required, they have agreed to negotiate in good faith to make the appropriate revisions to this Work Order in Services and Charges, as applicable.

vi..Work Order Termination: Talcott Resolution may terminate this Work Order for any reason or no reason upon ninety [90 days prior written notice to Provider. Talcott Resolution shall be responsible for the following charges:

•all services provided by the provider to the Talcott Resolution as part of this work order up to termination
•any travel expenses completed by the provider up to termination

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vii..SLA penalty calculation: SLAs are not applicable at this point for the services in-scope under this work order

viii..APPENDIX

APPENDIX A: Glossary of Acronyms

Acronym	Definition

APPENDIX B: RACI CHART

Project
R - Responsible – Who owns the problem/project/work
A - To whom “R” is Accountable – Who must sign off (approve) the work before it is effective
C - To be Consulted – Has information and/or capability necessary to complete the work
I - To be Informed – Must be notified of results, but need not be consulted
Provider	Talcott Resolution	Comments

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ATTACHMENT 8: SERVICE LEVELS

ATTACHMENT 8.1 SERVICE LEVELS: <<List down all the required Service Level in the below format as an individual tables>>

Service Level Measure CS-<< number >> <<corresponding CS name>>
Objective
Definition
Method
Data Capture
Measurement Interval
Responsibility
Reporting Period
Resource Range
Service Metric
Values
Expected Level
Increased Impact Level

ATTACHMENT 8.2 CRITICAL SERVICE LEVELS AND SEVERITY WEIGHTS:

The following Service Levels are designated as Critical Service Levels with the associated Standard Severity Weights. Parties agree that these shall prevail unless modified in the appropriate sections below.

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Critical Service Level	Description	Measurement Interval	Expected Level	Increased Impact Level	Standard Severity Weight
%
%
%
	Total				%

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ATTACHMENT 9: ASSET CATALOG

S No	List	Details

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ATTACHMENT 10: GOVERNANCE FRAMEWORK

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FORM OF CHANGE ORDER

Talcott Resolution – Change Order Form
Provider Name	Cognizant Worldwide Limited	PM/Org	<PM/Org>
Original Contract Title	COGXX-XXXX for Talcott Resolution – Project Name	Change No.	COGXX-XXXX-COXXXX	Prior Service End Date	<Prior End Date>
Estimated Change Order Effective Date	<Effective Date>	Estimated Change Order End Date		<End Date>
Change Title
Contract Reference	If approved, this Change order modifies the Work Order No. COGXX-XXXX entered into by and between the Talcott Resolution Life Insurance Company (“Talcott Resolution”) and Cognizant Worldwide Limited (“Provider”) on <Date>, (the “Work Order Effective Date”), and is attached to, incorporated in and made a part of the Master Services Agreement executed by Talcott Resolution and Provider dated <Date> (the “Agreement”) and as otherwise amended by the Parties.
Describe Change in Scope:
Describe Change in Deliverables:
Acceptance Criteria:

Financial Impact & Review
Provide detail below if there is a change in Provider Personnel, change in Provider fees/expenses, or if there is an extension of Time and Materials (“T&M”) Provider Personnel (add additional lines as needed).
Table 1 - Capacity:
Table 1.1 - As per Original Work Order/Previous Change Order:
Table 1.2 - As per the revision in this Change Order:

Table 2 - Annual Fees
As per Original Work Order/Previous Change Order:

As per the revision in this Change Order:

Table 3 - Monthly Fees As per Original Work Order/Previous Change Order: As per the revision in this Change Order:

ATTACHMENTS:

<Add attachments as needed>

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EXHIBIT C
DATA PROTECTION AGREEMENT
This Data Protection Agreement (this “DPA”), is entered into by and between Cognizant Worldwide Limited (collectively with its Affiliates, “Cognizant”) and _____________ (“Talcott”) (each a “Party” and collectively, “Parties”), pursuant to the terms and conditions of the Master Services Agreement (the “Agreement”) effective ______ between the Parties.
General Data Protection Terms
1.    Introduction.
1.1.    Order of Precedence. This DPA is part of the Agreement, and the terms of this DPA are in addition to, and not in lieu of, the terms in the Agreement. The terms of this DPA shall prevail over any conflicting terms in the Agreement’s other sections.
2.    Definitions.
2.1.    In this DPA:
a.    “Access” or “Accessing” means to access, view, alter, use, process, transfer, store, host, disclose, erase, destroy, or dispose of Protected Data, and includes any operation or set of operations performed upon Protected Data, whether or not by automated means.
b.    “Applicable Laws” means the privacy, data security, and data protection laws, directives, regulations, orders, and rules in the jurisdiction(s) applicable to Cognizant and/or the Services provided under the Agreement.
c.    “Applicable Standards” means government standards, industry standards, and commercially reasonable practices related to privacy, data security or data protection that are applicable to Cognizant and the Services provided under the Agreement, or such other standards as otherwise agreed to by the Parties and specifically set forth in an applicable Statement of Work or other written agreement.
d.    “Authorized Person(s)” means the individual(s) to whom Talcott or Cognizant has granted Access to Protected Data.
e.    “Employee Personal Data” means the Personal Information of the personnel of Cognizant, Cognizant’s Affiliates, or Cognizant subcontractors or other representatives.

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f.    “European Data Protection Legislation” means: (i) prior to 25 May 2018, Directive 95/46/EC of the European Parliament and of the Council on the protection of individuals with regard to the processing of Personal Data and on the free movement of such data (and any local implementing legislation) and all other applicable legislation in the European Economic Area (“EEA”) and Switzerland relating to the protection of Personal Information; and (ii) on and after 25 May 2018, Regulation 2016/679 of the European Parliament and of the Council on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data, and repealing Directive 95/46/EC (“General Data Protection Regulation”), including any applicable delegated acts adopted by the European Commission and any applicable national legislation made under or otherwise adopted by member states of the EEA or Switzerland pursuant to specific rights or powers contained within the General Data Protection Regulation and all other applicable legislation in the EEA and Switzerland relating to the protection of Personal Information.
g.    “include” or “including” means including but not limited to.
h.    “Personal Data” means: (i) prior to 25 May 2018, any information relating to an identified or identifiable natural person; an identifiable person is one who can be identified, directly or indirectly, in particular by reference to an identification number or to one or more factors specific to his physical, physiological, mental, economic, cultural or social identity; and (ii) on and after 25 May 2018, any information relating to an identified or identifiable natural person; an identifiable person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that person.
i.    “Personal Information” means: (i) information relating to an identified or identifiable individual in any form or medium; (ii) information related to an identified or identifiable individual that is protected under Applicable Law (including Personal Data); or (iii) information that is not specifically about an identified or identifiable individual but, when combined with other information, may identify an individual. In the event that the definition of Personal Information in this DPA is inconsistent with a definition of Personal Data, Personal Information, or similar concept under an Applicable Law, then the definition of such concept under the Applicable Law shall prevail solely to the extent of the inconsistency.

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j.    “Protected Data” means the Personal Information or Confidential Information of Talcott to which Talcott has granted Cognizant access for the performance of Cognizant’s obligations under the Agreement.
k.    “Security Incident” means the unauthorized or unlawful destruction, loss, alteration, or disclosure of Protected Data caused by Cognizant’s breach of this DPA. Security Incidents will not include unsuccessful attempts to Access Protected Data or to interfere with system operations in an information system, such as “scans” or “pings” on a firewall.
l.    “Security Standards” has the meaning set forth in Section 5 of this DPA.
2.2.    All capitalized terms that are not expressly defined in this DPA will have the meaning given to them in the Agreement. All examples are illustrative and not the sole or exclusive examples of a particular concept.
3.    General Obligations.
3.1.    Compliance. Cognizant agrees that, during the period in which Cognizant has been given Access to Protected Data, it will comply with its obligations under Applicable Laws. Cognizant will provide commercially reasonable information, assistance, and cooperation regarding the processing of Personal Information as Talcott may reasonably require to enable Talcott to comply with Applicable Laws, including (when required by Applicable Laws) assisting Talcott (at Talcott’s expense) with its security, notification, communication, recordkeeping, and reporting obligations under Applicable Laws.
3.2.    Purpose Limitation. Cognizant agrees that it will Access Protected Data: (i) in accordance with the lawful, written instructions of Talcott (provided such instructions are reasonable and provided that Talcott shall be responsible for any material costs incurred by Cognizant in order to comply with such documented instructions); (ii) for the proper management and administration of Cognizant or to carry out Cognizant’s legal responsibilities under Applicable Laws; and (iii) to fulfill its obligations under the Agreement and the relevant Statement(s) of Work.
3.3.    International Transfers of Personal Information. When applicable, and where required by Applicable Laws, the Parties agree to execute appropriate data transfer agreements to ensure the lawfulness of cross-border transfers of Personal Information.
3.4.    Duty of Confidentiality. Cognizant agrees that Authorized Persons to whom Cognizant has granted Access to Protected Data will be subject to a duty of confidentiality (whether such duty is contractual, statutory, or otherwise).
3.5.    Individual Rights. Cognizant will reasonably assist Talcott to fulfill or resolve an individual’s request for access to his or her Personal Information, including with

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respect to a request from a data subject to exercise any of his or her rights under Applicable Laws (including the rights of access, correction, blocking, objection, erasure and data portability, as applicable). If Cognizant receives such a request directly from the individual(s), Cognizant will promptly inform Talcott of the request.
3.6.    Prohibited Personal Information. Talcott will not provide Cognizant with Access to Personal Information that contains any special categories of Personal Data or information related to criminal convictions and offenses that are not expressly disclosed in the relevant SOW(s).
4.    [Intentionally omitted.]

5.    Security Standards.
5.1.    Minimum Security Standards. Cognizant agrees to implement and maintain commercially reasonable and appropriate administrative, technical, organizational, and physical controls designed to provide a level of security appropriate to the risk and to protect the confidentiality, integrity, and availability of Protected Data (“Security Standards”), including: (i) controls designed to secure facilities, infrastructure, data centers, servers, hard copy files, systems, equipment, applications, and devices used to Access Protected Data, including controls to monitor, prevent, detect, and respond to Security Incidents; (ii) policies and practices limiting Access to Protected Data only to Authorized Persons; and (iii) procedures to regularly assess and evaluate the effectiveness of the Security Standards.
5.2.    Training. Cognizant will provide privacy and security training for all Authorized Persons who Access Protected Data.
5.3.    Talcott Responsibility for Employee Personal Data. To the extent that Talcott has Access to Employee Personal Data, Talcott shall implement and maintain, in compliance with Applicable laws, a data privacy and security program to protect Employee Personal Data to a standard materially the same as those required of Cognizant hereunder. Talcott shall collect only the minimum necessary amount of Employee Personal Data to comply with Talcott’s obligations under Applicable Laws.
6.    Return and Disposal of Protected Data. Upon the earlier of Talcott’s written request or termination or expiration of the Agreement, Cognizant will securely destroy or, at Talcott’s expense, return the Protected Data in accordance with Talcott’s reasonable written instructions. Cognizant agrees to return or destroy Protected Data within 90 days of receipt of Talcott’s written request or expiration or termination of the Agreement, as applicable; provided, however, that Cognizant may retain copies of Protected Data that

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Cognizant is legally required to retain, subject to a continued obligation to hold the same in confidence in accordance with this Agreement.
7.    Security Incident Response.
7.1.    Security Incident Response Program. Cognizant will maintain an incident response program in compliance with Applicable Laws to respond to Security Incidents.
7.2.    Notice, Investigation, and Remediation. In the event of a Security Incident, Cognizant will notify Talcott without undue delay (and in no event more than seventy-two (72) hours after confirmation of the Security Incident). This notification will include, to the extent known at the time notice is sent: (i) a description of the Security Incident; (ii) the categories and types of Protected Data affected; and (iii) if applicable, the categories and number of data subjects and individual records affected. Additionally, Cognizant will promptly investigate and remedy the Security Incident, take commercially reasonable steps to mitigate the effects of the Security Incident and to prevent further Security Incidents, provide notice to the affected individuals and regulatory agencies as required by Applicable Laws, and take other actions required of it by Applicable Laws.
7.3.    No Unauthorized Statements. Except as required by Applicable Laws, neither Party will make public statements concerning a Security Incident that references or identifies either Party, unless both Parties have provided express written consent for any such statement prior to its release.
8.    Change in Law. If an Applicable Law becomes effective after the execution of this DPA and is inconsistent with the terms of this DPA or otherwise requires the Parties to amend this DPA or change the Services, the Parties agree to enter into good faith negotiations to make required changes to the Security Standards, the Services, and/or to amend this DPA or the Agreement.
9.    Survival. Cognizant’s obligations under this DPA will survive termination or expiration of the Agreement and/or completion of the Services solely to the extent Cognizant is required to Access Protected Data.

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EXHIBIT D
Cognizant Competitors

Accenture PLC
ACS/Xerox
Allsec Technologies Limited
Astralinx Inc.
Caliber Point Business Solutions Ltd.
CapGemini S.A.
CGI Group Inc.
Computer Sciences Corporation
Conduent, Inc.
Configuration Management, Inc.
Covansys Corporation
Dell Inc.
Deloitte (consulting division)
DS Technologies Pvt. Ltd.
DST Technical Services Corporation
DXC Technology
El Dorado Computing Inc.
Ernst&Young/EY
EXLService Holdings
First Consulting Group, Inc.
First Source Technologies Inc.
Genpact Ltd.
HCL Technologies
Healthathon Inc.
Healthedge Software
Hewlett-Packard Development Company LP
Hexaware Technologies Ltd. / Caliber Point
IGate Corporation
IHealth Technologies Inc.
Infosys Technologies Ltd.
Intelliflex Inc.
Intellimedix
International Business Machines Corporation (IBM)
KPMG (consulting division)
L&T Information Technology
Landacorp Inc.
Larsen and Toubro Limited
McKinsey & Company
Mindtree Limited
NIIT Technologies
NTT Data Corporation/Keane Inc.
Polaris Financial Technology Limited
Performance Improvement Partners, LLC
Presidio, Inc.
PWC (consulting divisions, but excluding PWC’s auditing division or auditing Affiliate)
Rackspace, Inc.
Radiant Technologies, Inc.
Sapient Corporation
Scope Technology Pte. Ltd.
Siemens Akteingnesellschaft
Sitel
Slalom
Sogeti USA LLC
Sykes Enterprises Incorporated
Syntel Inc.
Tata Consultancy Services (TCS)
Tata Group
Tech Mahindra
Tele performance
US Technologies, Inc.
UST Global
UST India
Virtusa Corporation
Wipro Ltd.
WNS Group
Xerox Corporation
Zensar

Zensar Technologies Ltd.

Note: Cognizant Competitors includes all affiliates of any of the foregoing listed entities, other than as explicitly excluded above.

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EXHIBIT E
Background Check Requirements

Pursuant to the Agreement to which this Exhibit E is attached:
Cognizant shall not assign or permit any individual to perform Services that require access to systems, confidential or proprietary information or other assets belonging to Talcott or its employees, customers, clients, or vendors, if such individual has been convicted of any crime involving dishonesty or a breach of trust or any felony.  Nor shall Cognizant assign or permit any individual to perform Services that require access to Talcott’s facilities and/or physical contact with Talcott’s employees, customers, clients, or vendors if such individual has been convicted of any crime involving violence or sexual misconduct or any felony.
Prior to the date on which any individual commences performing Services (the “Start Date”), Cognizant shall perform a criminal background investigation on such individual covering all U.S. and non-U.S. states, districts, provinces, counties and other territorial divisions of residence, in accordance with applicable laws, for the greater of (a) a seven-year period prior to such individual’s Start Date, and (b) as long as records are commercially available.  Cognizant is not required to perform non-U.S. criminal background investigations on individuals physically performing Services in the U.S. who are authorized to perform such Services pursuant to a valid U.S. visa.  Talcott will be entitled, upon reasonable notice to Cognizant, to audit compliance with this Exhibit.

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Summary of Work Orders

Work Order Title
IT Services - OCI (Oracle Cloud Infrastructure) Managed Svcs (OCI Admin + DBaaS);
IT Services - OCI Infrastructure + Mgmt;
IT Services - Application Maintenance & Invest Resourcing;
IT Services - Production Support Resourcing;
Operations Services - EDM (Electronic Data Management) Services;
Operations Services - EDM Mail room
Operations Services - EDM Third Party Admin;
Operations Services - EDM Lexis Nexis Pass Through ; Nov-
Services rendered for ongoing support – Finance Support (FIS);
MFT/Autosys Support ;

INVEST and RUN IT Services –IT Resourcing;

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